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                                                                    EXHIBIT 10.1

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                                 US $120,000,000

                         CREDIT AND GUARANTEE AGREEMENT,

                            dated as of July 1, 2003,

                                      among

                        MUNICIPAL MORTGAGE & EQUITY, LLC,

                                as the Borrower,

                         THE GUARANTORS PARTIES HERETO,

                                 as Guarantors,

                VARIOUS FINANCIAL INSTITUTIONS AND OTHER PERSONS
                        FROM TIME TO TIME PARTIES HERETO,

                                 as the Lenders,

                                       and

                              ROYAL BANK OF CANADA,

                   as the Administrative Agent for the Lenders

                          -----------------------------

                              RBC CAPITAL MARKETS,

                                as Lead Arranger

================================================================================

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                                TABLE OF CONTENTS

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Section                                                                                                         Page
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                                    ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.1. Defined Terms...................................................................................     1
SECTION 1.2. Use of Defined Terms............................................................................    20
SECTION 1.3. Cross-References................................................................................    20
SECTION 1.4. Accounting and Financial Determinations.........................................................    21

                                   ARTICLE II
                             COMMITMENTS, BORROWING
                              PROCEDURES AND NOTES

SECTION 2.1. Commitments.....................................................................................    21
SECTION 2.1.1. Term A Commitments............................................................................    21
SECTION 2.1.2. Term B Commitments............................................................................    21
SECTION 2.2. Borrowing Procedures............................................................................    21
SECTION 2.2.1. Term Loan Borrowing Procedure.................................................................    21
SECTION 2.3. Continuation and Conversion Elections...........................................................    22
SECTION 2.4. Funding.........................................................................................    22
SECTION 2.5. Term Notes......................................................................................    22

                                   ARTICLE III
                    REPAYMENTS, PREPAYMENTS, INTEREST, FEES,
                           EXTENSION OF MATURITY DATE

SECTION 3.1. Repayments and Prepayments; Application.........................................................    23
SECTION 3.1.1. Repayments and Prepayments....................................................................    23
SECTION 3.1.2. Application...................................................................................    24
SECTION 3.2. Interest Provisions.............................................................................    24
SECTION 3.2.1. Rates.........................................................................................    25
SECTION 3.2.2. Post-Maturity and Default Rates...............................................................    25
SECTION 3.2.3. Payment Dates.................................................................................    25
SECTION 3.3. Fees............................................................................................    26
SECTION 3.4. Extension of Maturity...........................................................................    26

                                   ARTICLE IV
                     CERTAIN LIBOR RATE AND OTHER PROVISIONS

SECTION 4.1. LIBOR Rate Lending Unlawful.....................................................................    26
SECTION 4.2. Deposits Unavailable............................................................................    26
SECTION 4.3. Increased LIBOR Rate Loan Costs, Etc. ..........................................................    27
SECTION 4.4. Funding Losses..................................................................................    27
SECTION 4.5. Increased Capital Costs.........................................................................    27
SECTION 4.6. Taxes, etc......................................................................................    28
SECTION 4.7. Payments, Computations, Etc. ...................................................................    30
SECTION 4.8. Sharing of Payments.............................................................................    30
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SECTION 4.9. Setoff..........................................................................................    31

                                    ARTICLE V
                            CONDITIONS TO TERM LOANS

SECTION 5.1. Conditions to Term Loans........................................................................    31
SECTION 5.1.1. Resolutions, Etc. ............................................................................    31
SECTION 5.1.2. Borrower Certificate..........................................................................    32
SECTION 5.1.3. Organizational Documents......................................................................    32
SECTION 5.1.4. Closing Fees, Expenses, Etc. .................................................................    32
SECTION 5.1.5. Financial Information, Etc. ..................................................................    32
SECTION 5.1.6. Compliance Certificate........................................................................    33
SECTION 5.1.7. Opinions of Counsel...........................................................................    33
SECTION 5.1.8. Financing Statements..........................................................................    33
SECTION 5.1.9. Security Agreement............................................................................    33
SECTION 5.1.10. Pledge Agreement.............................................................................    33
SECTION 5.1.11. Pledged Security.............................................................................    34
SECTION 5.1.12. Solvency Certificates........................................................................    34
SECTION 5.1.13. Acquisition..................................................................................    34
SECTION 5.1.14. Delivery of Term Notes.......................................................................    34
SECTION 5.1.15. Required Consents and Approvals..............................................................    34
SECTION 5.1.16. Compliance with Warranties, No Default, Etc. ................................................    34
SECTION 5.1.17. Issuance of Securities.......................................................................    35
SECTION 5.1.18. Completion of Due Diligence..................................................................    35
SECTION 5.1.19. Satisfactory Legal Form......................................................................    35
SECTION 5.1.20. Borrower's Account...........................................................................    35
SECTION 5.1.21. Management Agreements........................................................................    35
SECTION 5.1.22. Other Loan Agreements........................................................................    35
Section 5.2. Conditions to Extension.........................................................................    36
SECTION 5.2.1. Compliance with Warranties, No Default, Etc. .................................................    36
SECTION 5.2.2. Pro Forma Compliance..........................................................................    36
SECTION 5.2.3. No Material Adverse Change....................................................................    36
SECTION 5.2.4. Extension Fee.................................................................................    36

                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES

SECTION 6.1. Organization, Etc. .............................................................................    37
SECTION 6.2. Due Authorization, Non-Contravention, Etc. .....................................................    37
SECTION 6.3. Government Approval, Regulation, Etc. ..........................................................    37
SECTION 6.4. Validity, Etc. .................................................................................    37
SECTION 6.5. Financial Information...........................................................................    38
SECTION 6.6. No Material Adverse Change......................................................................    38
SECTION 6.7. Litigation, Labor Controversies, Etc. ..........................................................    38
SECTION 6.8. Subsidiaries....................................................................................    39
SECTION 6.9. Ownership of Properties.........................................................................    39
SECTION 6.10. Franchises, Patents, Copyrights, Etc. .........................................................    39
SECTION 6.11. Accuracy of Information........................................................................    39
SECTION 6.12. Regulations U and X............................................................................    39
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SECTION 6.13. Solvency.......................................................................................    39
SECTION 6.14. Compliance with Laws; Authorizations...........................................................    39
SECTION 6.15. Absence of Any Undisclosed Liabilities.........................................................    40
SECTION 6.16. Priority of Security Interests.................................................................    40
SECTION 6.17. Material Contracts.............................................................................    40
SECTION 6.18. Insurance......................................................................................    40
SECTION 6.19. ERISA, Etc. ...................................................................................    40
SECTION 6.20. Taxes..........................................................................................    41
SECTION 6.21. Partnership Tax Status.........................................................................    42
SECTION 6.22. No Restriction on Distributions................................................................    42

                                   ARTICLE VII
                                    COVENANTS

SECTION 7.1. Affirmative Covenants...........................................................................    42
SECTION 7.1.1. Financial Information, Reports, Notices, Etc. ................................................    42
SECTION 7.1.2. Maintenance of Existence; Compliance with Laws, Etc. .........................................    44
SECTION 7.1.3. Books and Records.............................................................................    45
SECTION 7.1.4. Use of Proceeds...............................................................................    45
SECTION 7.1.5. Future Security, Etc. ........................................................................    46
SECTION 7.1.6. AIC Guaranty..................................................................................    46
SECTION 7.1.7. Covenant to Give Guaranty and Security........................................................    46
SECTION 7.1.8. Insurance.....................................................................................    47
SECTION 7.1.9. Maintenance of Business.......................................................................    47
SECTION 7.1.10. Ownership of Property........................................................................    47
SECTION 7.1.11. Management of Business.......................................................................    47
SECTION 7.1.12. Management Fees..............................................................................    47
SECTION 7.1.13. Maintenance of Status........................................................................    47
SECTION 7.1.14. Distribution of Income.......................................................................    48
SECTION 7.1.15. Shelf Registration...........................................................................    48
SECTION 7.1.16. Account Control Agreements...................................................................    48
SECTION 7.1.17. IP Filings...................................................................................    48
SECTION 7.1.18. BFG Limited Partnership......................................................................    49
SECTION 7.2. Negative Covenants..............................................................................    49
SECTION 7.2.1. Business Activities...........................................................................    49
SECTION 7.2.2. Indebtedness..................................................................................    49
SECTION 7.2.3. Liens.........................................................................................    49
SECTION 7.2.4. Investments...................................................................................    50
SECTION 7.2.5. Restricted Payments, Etc. ....................................................................    50
SECTION 7.2.6. Payment on Indebtedness.......................................................................    51
SECTION 7.2.7. Consolidation, Merger, Acquisitions, Etc. ....................................................    51
SECTION 7.2.8. Permitted Dispositions........................................................................    51
SECTION 7.2.9. Modification of Certain Agreements............................................................    52
SECTION 7.2.10. Transactions with Affiliates.................................................................    52
SECTION 7.2.11. Restrictive Agreements, Etc. ................................................................    52
SECTION 7.2.12. Changes to Fiscal Year; Accounting Method, Etc. .............................................    52
SECTION 7.2.13. Changes in Auditor...........................................................................    53
Section 7.3. Financial Covenants.............................................................................    53
SECTION 7.3.1. Consolidated Leverage Ratio...................................................................    53
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SECTION 7.3.2. Consolidated Fixed Charge Coverage Ratio......................................................    53
SECTION 7.3.3. Minimum Consolidated Tangible Net Worth.......................................................    53
SECTION 7.3.4. Minimum Unpledged Cash........................................................................    53

                                  ARTICLE VIII
                                EVENTS OF DEFAULT

SECTION 8.1. Listing of Events of Default....................................................................    53
SECTION 8.1.1. Non-Payment of Obligations....................................................................    53
SECTION 8.1.2. Breach of Warranty............................................................................    54
SECTION 8.1.3. Non-Performance of Negative Covenants and Financial Covenants.................................    54
SECTION 8.1.4. Non-Performance of Other Covenants and Obligations............................................    54
SECTION 8.1.5. Default on Other Indebtedness.................................................................    54
SECTION 8.1.6. Judgments.....................................................................................    54
SECTION 8.1.7. Pension Plans.................................................................................    55
SECTION 8.1.8. Change of Control.............................................................................    55
SECTION 8.1.9. Bankruptcy, Insolvency, Etc. .................................................................    55
SECTION 8.1.10. Impairment of Security, Etc. ................................................................    56
SECTION 8.1.11. Loss of Material Governmental Authorizations.................................................    56
SECTION 8.1.12. Reorganization, Etc. ........................................................................    56
SECTION 8.1.13. MuniMae Status...............................................................................    56
SECTION 8.1.14. Tax-Exempt Asset Securitization Market.......................................................    56
SECTION 8.1.15. Low Income Housing Tax Credit................................................................    56
SECTION 8.2. Action if Bankruptcy............................................................................    56
SECTION 8.3. Action if Other Event of Default................................................................    57
SECTION 8.4. Securitization Prepayments......................................................................    57

                                   ARTICLE IX
                                    GUARANTY

SECTION 9.1. Guaranty; Limitation of Liability...............................................................    57
SECTION 9.2. Guaranty Absolute...............................................................................    58
SECTION 9.3. Waivers and Acknowledgments.....................................................................    59
SECTION 9.4. Subrogation.....................................................................................    60
SECTION 9.5. Guaranty Supplements............................................................................    60
SECTION 9.6. Subordination...................................................................................    60
SECTION 9.7. Continuing Guaranty; Assignments................................................................    61

                                    ARTICLE X
                         THE ADMINISTRATIVE AGENT, ETC.

SECTION 10.1. Actions........................................................................................    62
SECTION 10.2. Exculpation....................................................................................    62
SECTION 10.3. Successor......................................................................................    63
SECTION 10.4. Term Loans by Royal Bank.......................................................................    63
SECTION 10.5. Credit Decisions...............................................................................    64
SECTION 10.6. Copies, Etc. ..................................................................................    64
SECTION 10.7. Reliance by Administrative Agent...............................................................    64
SECTION 10.8. Defaults.......................................................................................    64
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                                   ARTICLE XI
                            MISCELLANEOUS PROVISIONS

SECTION 11.1. Waivers, Amendments, Etc. .....................................................................    65
SECTION 11.2. Notices; Time..................................................................................    65
SECTION 11.3. Payment of Costs and Expenses..................................................................    66
SECTION 11.4. Indemnification................................................................................    66
SECTION 11.5. Survival.......................................................................................    68
SECTION 11.6. Severability...................................................................................    68
SECTION 11.7. Headings.......................................................................................    68
SECTION 11.8. Execution in Counterparts, Effectiveness, Etc. ................................................    68
SECTION 11.9. Governing Law; Entire Agreement................................................................    68
SECTION 11.10. Successors and Assigns........................................................................    68
SECTION 11.11. Other Transactions............................................................................    70
SECTION 11.12. Certain Collateral and Other Matters..........................................................    70
SECTION 11.13. Confidentiality...............................................................................    71
SECTION 11.14. Forum Selection and Consent to Jurisdiction...................................................    72
SECTION 11.15. Waiver of Jury Trial..........................................................................    72
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SCHEDULE I        -    Disclosure Schedule

SCHEDULE II       -    Percentages; Term A Loan Commitment Amount and
                       Term B Loan Commitment Amount

SCHEDULE III      -    Capitalization and Ownership

SCHEDULE IV       -    MuniMae Reconciliation of GAAP Net Income to
                       Cash Available for Distribution

EXHIBIT A-1       -    Form of Term A Note

EXHIBIT A-2       -    Form of Term B Note

EXHIBIT B         -    Form of Borrowing Request

EXHIBIT C         -    Form of Continuation/Conversion Notice

EXHIBIT D         -    Form of Extension Request

EXHIBIT E         -    Form of Borrower Certificate

EXHIBIT F         -    Form of Compliance Certificate

EXHIBIT G-1       -    Form of Security Agreement

EXHIBIT G-2       -    Form of Pledge Agreement

EXHIBIT H         -    Form of Lender Assignment Agreement

EXHIBIT I         -    Form of Solvency Certificate

EXHIBIT J         -    Form of Guaranty Supplement

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                         CREDIT AND GUARANTEE AGREEMENT

         THIS CREDIT AND GUARANTEE AGREEMENT, dated as of July 1, 2003, is among MUNICIPAL MORTGAGE & EQUITY, LLC, a Delaware limited liability company ("MuniMae" or the "Borrower"), Midland Financial Holdings, Inc., a Florida corporation ("MFH"), MMA Financial, LLC, a Maryland limited liability company ("MMA"), MuniMae TEI Holdings, LLC, a Maryland limited liability company ("TEI Holdings"), BFGLP, LLC, a Maryland limited liability company ("BFGLP"), BFG Investments, LLC, a Delaware limited liability company ("BFG Investments"), Lend Lease BFRP, Inc., a Delaware corporation ("BFRP"), and MMA Financial TC Corp., a Delaware corporation ("TC Corp"), as Guarantors, the various financial institutions and other Persons from time to time parties hereto as lenders (the "Lenders") and ROYAL BANK OF CANADA ("Royal Bank"), a Canadian chartered bank, as administrative agent (in such capacity, the "Administrative Agent") for the Lenders.

                              W I T N E S S E T H:

         WHEREAS, the Borrower has requested that the Lenders extend credit to the Borrower to enable it (a) to finance in part the acquisition (the "Acquisition"), through the purchase of certain Transferred Interests (as defined in the Purchase and Sale Agreement; such capitalized term, and all other capitalized terms used in these recitals without definition, to have the respective meanings set forth in Article I below) by TC Corp (which is an indirect wholly owned Subsidiary of the Borrower) and by BFGLP (which is an indirect wholly owned Subsidiary of the Borrower) from the Sellers, of the Business pursuant to the Purchase and Sale Agreement, followed by the merger of Boston Financial Group Limited Partnership, a Massachusetts limited partnership, into BFGLP, and pay costs and expenses related thereto, and (b) to provide funds to the Borrower to be used for TC Corp's general corporate purposes, and in all cases to provide a bridge to a series of capital market transactions including a permanent take-out financing of the Facilities;

         WHEREAS, in connection therewith, the Borrower desires to obtain pursuant to this Agreement, from the Lenders, Term Loan Commitments pursuant to which Term Loans may be made to the Borrower in a maximum aggregate principal amount from all of the Lenders not to exceed $120,000,000 in a single Borrowing on the Closing Date consisting of $109,000,000 under the Term A Facility and $11,000,000 under the Term B Facility, with the proceeds of the Term Loans to be used for the purposes set forth in Section 7.1.4;

         WHEREAS, the Term Loans and all other Obligations are and shall be secured by, among other things, the Security Agreement, the Pledge Agreement, and the other Loan Documents and shall be guaranteed pursuant to the Guaranty; and

         WHEREAS, the Lenders are willing, but only on the terms and subject to the conditions hereinafter set forth, to make Term Loans to the Borrower;

         NOW, THEREFORE, the parties hereto hereby agree as follows:

                                    ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

         Section 1.1. Defined Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires,

                                      -1-
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have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

         "Acquisition" is defined in the first recital.

         "Additional Guarantor" is defined in Section 9.5.

         "Administration" means the Government of the United States in office at the time of this Agreement.

         "Administrative Agent" is defined in the preamble and includes each other Person appointed as the successor Administrative Agent pursuant to Section 10.3.

         "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

         "Affiliate" of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person. "Control" of a Person means the power, directly or indirectly,

                  (a) to vote 10% or more of the Capital Securities (on a fully diluted basis) of such Person having ordinary voting power for the election of directors, managing members or general partners (as applicable); or

                  (b) to direct or cause the direction of the management and policies of such Person (whether by contract or otherwise).

provided, however, that except for the purposes of (i) the proviso to the definition of "Eligible Assignee" contained herein, (ii) the definition of "Net Cash Proceeds" contained herein, (iii) Section 7.2.10 hereof and (iv) Section 11.10(c) hereof, neither Midland Trust nor Midland REIT shall be deemed to be Affiliates of the Borrower or any of its Subsidiaries or other Affiliates.

         "Affiliated Fund Lender" means, with respect to any Lender which is a fund that invests in loans, any other fund that invests in loans and is controlled by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

         "Agreement" means, on any date, this Credit Agreement as originally in effect on the Closing Date and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified from time to time and in effect on such date.

         "AIC" means Acquisition Investment Corp., a Massachusetts corporation.

         "AIC Acquisition Date" means the date on which TC Corp or its successor acquires the Capital Securities of AIC pursuant to the Purchase and Sale Agreement.

         "Applicable Margin" means (a) with respect to Base Rate Loans, (i) for the period from and including the Closing Date to and including the day that is 180 days after the Closing Date, 1.90%, and (ii) at all times thereafter, 2.40%, and (b) with respect to LIBOR Rate Loans, (i) for the period from and

                                      -2-
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including the Closing Date to and including the day that is 180 days after the
Closing Date, 2.90%, and (ii) at all times thereafter, 3.40%.

         "Approved Credit Rating Agency" means any one of S&P, Moody's and any other similar agency agreed to by the Borrower and the Administrative Agent;

         "Arranger" means RBC Capital Markets.

         "Assignee Lender" is defined in Section 11.10.

         "Assumption Agreement" is defined in Section 7.1.6.

         "Authorized Officer" means, relative to any Obligor, those of its officers, general partners or managing members (as applicable) whose signatures and incumbency shall have been certified to the Administrative Agent and the Lenders pursuant to Section 5.1.1 or as updated by the Borrower from time to time and certified in the manner provided above.

         "Bankruptcy Law" means any proceeding of the type referred to in Title 11, U.S. Code, or any similar foreign, federal or state law for the relief of debtors.

         "Base Rate" means, for any day a fluctuating rate per annum equal to the higher of:

                  (a) the Federal Funds Rate plus 1/2 of 1%; and

                  (b) the rate of interest in effect for such day as publicly announced from time to time by the Lender that is the Administrative Agent as its prime commercial lending rate for Dollar loans made in the United States. Such "prime rate" is a rate set by such Lender based upon various factors including such Lender's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such "prime rate" announced by such Lender shall take effect at the opening of business on the day specified in the public announcement of such change.

         "Base Rate Loan" means a Term Loan bearing interest at a fluctuating rate determined by reference to the Base Rate.

         "BFG Investments" is defined in the preamble hereto.

         "BFG Limited Partnership" is defined in Section 5.1.15.

         "BFGLP" is defined in the preamble hereto.

         "BFRP" is defined in the preamble hereto.

         "Borrower" is defined in the preamble and includes its successors and permitted assigns.

         "Borrower Certificate" means the certificate to be duly executed and delivered by an Authorized Officer of the Borrower pursuant to the terms of this Agreement, substantially in the form of Exhibit E hereto.

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         "Borrower's Account" means the non-interest bearing non-operating account denominated in Dollars established with the Administrative Agent in New York to accommodate Borrowings.

         "Borrowing" means Term Loans of the same type and, in the case of LIBOR Rate Loans, having the same Interest Period made by all Lenders required to make such Term Loans on the same Business Day and pursuant to the same Borrowing Request or Continuation/Conversion Notice in accordance with Section 2.1 or 2.4.

         "Borrowing Request" means a Term Loan request and certificate to be duly executed and delivered by an Authorized Officer of the Borrower substantially in the form of Exhibit B hereto.

         "Business" means the businesses of the Sellers comprising (a) the Operation of a housing and community investment business that sponsors investments in real estate projects eligible for Tax Credits and Historic Credits, (b) the aggregation of the tax-credit and otherwise assisted multifamily and other tax-credit and otherwise assisted properties, syndication and management of various funds as described in the Purchase and Sale Agreement and (c) the management of portfolios.

         "Business Day" means any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York, New York or Toronto, Canada.

         "Capital Securities" means, with respect to any Person, all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's capital, including without limitation all general and limited partnership interests, whether now outstanding or issued after the Closing Date.

         "Capitalized Lease Liabilities" means, with respect to any Person, all monetary obligations of such Person and its Subsidiaries under any leasing or similar arrangement which have been (or, in accordance with GAAP, should be) classified as capitalized leases, and for purposes of each Loan Document the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a premium or a penalty.

         "Cash Equivalent Investments" means any of the following, to the extent owned by the Borrower or any of its Subsidiaries free and clear of all Liens other than Liens created under the Loan Documents and having a maturity of not greater than 90 days from the date of issuance thereof: (a) readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States, (b) insured certificates of deposit of or time deposits with any commercial bank that is a Lender or a member of the Federal Reserve System that issues (or the parent corporation of which issues) commercial paper rated as described in clause (c) below, is organized under the laws of the United States or any State thereof and has combined capital and surplus of at least $1 billion or (c) commercial paper in an aggregate amount of no more than $5,000,000 per issuer outstanding at any time, issued by any corporation organized under the laws of any State of the United States and rated at least "Prime-1" (or the then equivalent grade) by Moody's or "A-1" (or the then equivalent grade) by S&P or (d) Investments, classified in accordance with GAAP as current assets of the Borrower or any of its Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by financial institutions that have the highest rating obtainable from either Moody's or

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S&P, and the portfolios of which are limited solely to Investments of the character, quality and maturity described in clauses (a), (b) and (c) of this definition.

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

         "CERCLIS" means the Comprehensive Environmental Response Compensation Liability Information System List.

         "Change of Control" means the occurrence of any of the following: (a) MuniMae ceases to own and control, directly or indirectly, (i) 100% of the Voting Securities of any Guarantor (other than BFG Investments); or (ii) 90% of the Voting Securities of BFG Investments; (b) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have "beneficial ownership" of all securities that such person or group has the right to acquire (such right, an "option right"), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 20% or more of the equity securities of MuniMae entitled to vote for members of the board of directors or equivalent governing body of MuniMae on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or (c) during any period of up to 12 consecutive months, commencing before or after the date of this Agreement but no earlier than the date which is 12 months prior to the Closing Date, individuals who at the beginning of such 12-month period were directors of MuniMae shall cease for any reason to constitute a majority of the board of directors of MuniMae; or (d) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of MuniMae; or (e) the occurrence of any change of control or similar occurrence under or for purposes of any instrument governing Indebtedness for borrowed money.

         "Closing Date" means the date the Term Loans are made hereunder, but in no event shall such date be later than July 1, 2003.

         "Code" means the Internal Revenue Code of 1986, and the regulations thereunder, in each case as amended, reformed or otherwise modified from time to time.

         "Collateral" means all "collateral" referred to in the Collateral Documents and all other property that is or is intended to be subject to any Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

         "Collateral Documents" means the Security Agreement, the Pledge Agreement and any other agreement that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

         "Compliance Certificate" means a certificate to be duly completed, executed and delivered by an Authorized Officer of the Borrower pursuant to the terms of this Agreement, substantially in the form of Exhibit F hereto or in such other form as the Administrative Agent and the Borrower shall agree, together with such changes thereto as the Administrative Agent may from time to time request for the purpose of monitoring the Borrower's compliance with the financial covenants contained herein.

         "Confidential Memorandum" means the Confidential Information Memorandum dated June, 2003 prepared by the Arranger based on information applied by the Borrower as used in connection with the syndication of the Facilities.

         "Consolidated Business" means the consolidated revenues, assets and earnings of Borrower, the Guarantors and Guarantor's respective wholly-owned Subsidiaries.

         "Consolidated Distributable Cash" means, at any time, the total cash available for distribution by MuniMae and its Subsidiaries, determined on a consolidated basis as of such time and calculated in accordance with the methodology utilized in preparing Schedule IV hereto, provided that, with respect to the Business acquired pursuant to the Acquisition, an appropriate adjustment to GAAP income shall be made to the extent of any reduction in cash receivables associated with deferred asset management fees of such Business.

         "Consolidated Fixed Charges" means, for any period, an amount equal to the sum of (a) the aggregate amount of interest paid or accrued by MuniMae and its Subsidiaries during such period on any Indebtedness (including payments in the nature of interest under capitalized leases, if any), (b) the aggregate amount of principal payments on any Indebtedness of MuniMae and its Subsidiaries required to be made during such period (excluding optional prepayments and optional balloon payments), and (c) preferred dividends paid during such period by TE Bond Subsidiary.

         "Consolidated Fixed Charge Coverage Ratio" means, at any time, the ratio of (a) the sum of (i) Consolidated Distributable Cash at such time and
(ii) Consolidated Fixed Charges at such time to (b) Consolidated Fixed Charges at such time.

         "Consolidated Leverage Ratio" means, at any time, the ratio of (a) Consolidated Total Liabilities at such time to (b) Consolidated Total Assets at such time.

         "Consolidated Tangible Net Worth" shall mean an amount equal to the excess of Consolidated Total Assets over Consolidated Total Liabilities, minus, to the extent not deducted in the calculation of Consolidated Total Assets or Consolidated Total Liabilities:

                  (a) any write-up in the book value of any asset of MuniMae or any of its Subsidiaries resulting from revaluation thereof after the date of the audited financial statements for the Fiscal Year ending December 31, 2002;

                  (b) the value, if any, attributable to any notes or subscriptions receivable due from equity holders of MuniMae with respect to such equity interests;

                  (c) unconsolidated intercompany accounts with Subsidiaries and Affiliates;

                  (d) the book value, net of applicable reserves, of all intangible assets of MuniMae and its Subsidiaries, including, without limitation, goodwill, trademarks, tradenames, copyrights, patents, covenants not to compete, favorable leases, recapitalization costs and any similar rights; and

                  (e) the value attributable to all preferred equity of MuniMae and its Subsidiaries.

         "Consolidated Total Assets" means, at the time of any determination of Consolidated Total Assets, the aggregate amount of all items which, in accordance with GAAP, would be classified as assets on the consolidated balance sheets of MuniMae and its Subsidiaries minus, to the extent included therein and not previously deducted therefrom, the aggregate value (calculated as of at the time of determination) of all goodwill and other intangible assets;

         "Consolidated Total Liabilities" means, at the time of any determination of Consolidated Total Liabilities, the aggregate amount of all items which, in accordance with GAAP, would be classified as liabilities on the consolidated balance sheets of the Borrower and its Subsidiaries.

         "Contingent Liability" means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the Indebtedness of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the Capital Securities of any other Person. The amount of any Person's obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount of the debt, obligation or other liability guaranteed thereby.

         "Continuation/Conversion Notice" means a notice of continuation or conversion and certificate to be duly executed and delivered by an Authorized Officer of the Borrower, substantially in the form of Exhibit C hereto.

         "Controlled Group" means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 4001 of ERISA.

         "Default" means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

         "Disclosure Schedule" means the Disclosure Schedule attached hereto as
Schedule I, as it may be amended, supplemented, amended and restated or otherwise modified from time to time by the Borrower with the prior written consent of the Required Lenders.

         "Disposition" (or similar words such as "Dispose") means any sale, transfer, lease, contribution or other conveyance (including by way of merger) of, or the granting of options, warrants or other rights to, any of the Borrower's or its Subsidiaries' assets (including accounts receivable and Capital Securities of Subsidiaries) to any other Person (other than the Borrower, any Guarantor or any of their respective wholly-owned Subsidiaries) in a single transaction or series of transactions.

         "Dollar" and the sign "$" mean lawful money of the United States.

         "Effective Date" means the date this Agreement becomes effective pursuant to Section 11.8.

         "Eligible Assignee" means (a) a Lender or any Affiliate thereof; (b) a commercial bank having total assets in excess of $5,000,000,000; (c) the central bank of any country which is a member of the organization for Economic Cooperation and Development; or (d) a finance company or other financial institution or other Person reasonably acceptable to the Administrative Agent which is regularly engaged in making, purchasing or investing in loans and having total assets in excess of $500,000,000 or is otherwise acceptable to the Administrative Agent; provided that notwithstanding the foregoing, "Eligible Assignee" shall not include the Borrower or any of the Borrower's Affiliates or Subsidiaries.

         "Environmental Laws" means all applicable federal, state or local statutes, laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders) relating to public health and safety and protection of the environment.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to Sections of ERISA also refer to any successor Sections thereto.

         "ERISA Affiliate" means any Person that for purposes of Title IV of ERISA is a member of the controlled group of any Obligor, or under common control with any Obligor, within the meaning of Section 414 of the Internal Revenue Code.

         "ERISA Event" means (a)(i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC or
(ii) the requirements of Section 4043(b) of ERISA apply with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of any Obligor or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by any Obligor or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such Plan.

         "Event of Default" is defined in Section 8.1.

         "Exemption Certificate" is defined in clause (e) of Section 4.6.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Extension" is defined in Section 3.4.

         "Extension Date" is defined in Section 3.4.

         "Extension Period" is defined in Section 3.4.

         "Extension Request" is defined in Section 3.4.

         "Facility" means the Term A Facility or the Term B Facility.

         "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

         "Fee Letter" means the fee letter, dated as of May 14, 2003, among, inter alia, MuniMae and Royal Bank, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time by the parties thereto.

         "Fee Management Agreements" is defined in Section 5.1.21.

         "Filing Statements" is defined in Section 5.1.8.

         "Fiscal Quarter" means a quarter ending on the last day of March, June, September or December.

         "Fiscal Year" means any period of twelve consecutive calendar months ending on December 31; references to a Fiscal Year with a number corresponding to any calendar year (e.g., the "2003 Fiscal Year") refer to the Fiscal Year ending on December 31 of such calendar year.

         "Fleet Indebtedness" is defined in Section 7.2.2.

         "F.R.S. Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

         "Fund" means a limited partnership or a limited liability company created to raise capital from third-party investors and to invest directly or indirectly in Project Partnerships, other than Warehousing Entities.

         "GAAP" is defined in Section 1.4.

         "Governmental Authority" means the government of the United States, any other nation or any political subdivision thereof, whether state, provincial, territorial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other Person exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

         "Guaranteed Obligations" is defined in Section 9.1.

         "Guarantor" means each of MFH, MMA, TEI Holdings, BFG Investments, BFGLP, BFRP, TC Corp and, on and after the AIC Acquisition Date, AIC, in each case in their capacity as "Guarantors" under the Guaranty.

         "Guaranty" means the guaranty by each Guarantor in favor of the Administrative Agent for the benefit of the Secured Parties pursuant to the terms of Article IX of this Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.

         "Guaranty Supplement" is defined in Section 9.5.

         "Hazardous Material" means

                  (a) any "hazardous substance", as defined by CERCLA;

                  (b) any "hazardous waste", as defined by the Resource Conservation and Recovery Act, as amended; or

                  (c) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance (including any petroleum product) within the meaning of any other applicable federal, state or local law, regulation, ordinance or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as amended.

         "Hedging Obligations" means, with respect to any Person, all liabilities of such Person under currency exchange agreements, interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and all other agreements or arrangements (including all Rate Protection Agreements) designed to protect such Person against fluctuations in interest rates or currency exchange rates.

         "herein", "hereof", "hereto", "hereunder" and similar terms contained in any Loan Document refer to such Loan Document as a whole and not to any particular Section, paragraph or provision of such Loan Document.

         "Historic Credits" means tax credits available to a qualified taxpayer under Section 47 of the Code and comparable state tax credits for historic properties.

         "Impermissible Qualification" means any qualification or exception to the opinion or certification of any independent public accountant as to any audited financial statement of the Borrower

                  (a) which is of a "going concern" or similar nature;

                  (b) which relates to the limited scope of examination of matters relevant to such financial statement; or

                  (c) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause the Borrower to be in Default.

         "including" and "include" means including without limiting the generality of any description preceding such term, and, for purposes of each Loan Document, the parties hereto agree that the rule of ejusdem generis shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned.

         "Indebtedness" of any Person means:

                  (a) all obligations of such Person for borrowed money or advances and all obligations of such Person evidenced by bonds, debentures, notes or similar instruments;

                  (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances issued for the account of such Person;

                  (c) all Capitalized Lease Liabilities of such Person;

                  (d) for purposes of Section 8.1.5 only, all other items which, in accordance with GAAP, would be included as liabilities on the balance sheet of such Person as of the date at which Indebtedness is to be determined;

                  (e) net Hedging Obligations of such Person;

                  (f) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services (excluding trade accounts payable in the ordinary course of business which are not overdue for a period of more than 90 days or, if overdue for more than 90 days, as to which a dispute exists and adequate reserves in conformity with GAAP have been established on the books of such Person), and indebtedness secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien on property owned or being acquired by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

                  (g) obligations arising under Synthetic Leases;

                  (h) all obligations under any preferred stock or other instrument which has any mandatory repayment, prepayment, redemption, repurchase or acquisition or similar provision; and

                  (i) all Contingent Liabilities of such Person in respect of any of the foregoing.

The Indebtedness of any Person shall include the Indebtedness of any other Person (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such Person, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

         "Indemnified Liabilities" is defined in Section 11.4.

         "Indemnified Parties" is defined in Section 11.4.

         "Interest Period" means, relative to any LIBOR Rate Loan, the period beginning on (and including) the date on which such LIBOR Rate Loan is made or continued as, or converted into, a LIBOR Rate Loan pursuant to Section 2.2 or
2.3 and ending on (but excluding) the day which numerically corresponds to such date one, two or three months thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month) as the Borrower may select in its relevant notice pursuant to Section 2.2 or 2.3; provided, however, that

                  (a) the Borrower shall not be permitted to select Interest Periods to be in effect at any one time which have expiration dates occurring on more than six different dates;

                  (b) if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day (unless such next following Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the Business Day next preceding such numerically corresponding day); and

                  (c) no Interest Period for any Term Loan may end later than the Maturity Date for such Term Loan.

         "Investment" means, relative to any Person,

                  (a) any loan, advance or extension of credit made by such Person to any other Person, including the purchase by such Person of any bonds, notes, debentures or other debt securities of any other Person;

                  (b) Contingent Liabilities in favor of any other Person; and

                  (c) any Capital Securities held or acquired by such Person in any other Person.

The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property at the time of such Investment.

         "Investment Entity" shall mean any Fund or Warehousing Entity.

         "Joint Venture" means a Subsidiary of the Borrower that is not a wholly-owned Subsidiary.

         "Lender Assignment Agreement" means an assignment agreement substantially in the form of Exhibit H hereto.

         "Lenders" is defined in the preamble and includes their successors and permitted assigns.

         "Lender's Environmental Liability" means any and all losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, costs, judgments, suits, proceedings, damages (including consequential damages), disbursements or expenses of any kind or nature whatsoever (including reasonable attorneys' fees at trial and appellate levels and experts' fees and disbursements and expenses incurred in investigating, defending against or prosecuting any litigation, claim or proceeding) which may at any time be imposed upon, incurred by or asserted or awarded against the Administrative Agent, any Lender or any of such Person's Affiliates, shareholders, directors, officers, employees, and agents in connection with or arising from:

                  (a) any Hazardous Material on, in, under or affecting all or any portion of any property of the Borrower or any of its Subsidiaries, the groundwater thereunder, or any surrounding areas thereof to the extent caused by Releases from the Borrower's or any of its Subsidiaries' or any of their respective predecessors' properties;

                  (b) any violation or claim of violation by the Borrower or any of its Subsidiaries of any Environmental Laws; or

                  (c) the imposition of any lien for damages caused by or the recovery of any costs for the cleanup, release or threatened release of Hazardous Material by the Borrower or any of its Subsidiaries, or in connection with any property owned or formerly owned by the Borrower or any of its Subsidiaries.

         "LIBOR Rate" means (a) with respect to LIBOR Rate Loans, the rate appearing on page 3750 of the Telerate Service (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Lender that is the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to deposits in Dollars in the London interbank market) at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period as the rate for deposits in Dollars with a maturity comparable to such Interest Period; (b) in the event the rates referenced in the preceding subsection (a) cease to be available, the rate of interest (rounded upwards, if necessary, to the fourth decimal place) equal to the rate at which Dollar deposits in the approximate amount of the LIBOR Rate Loan of the Lender that is the Administrative Agent for such Interest Period would be offered by such Lender's London Branch (or such other office as may be designated for such purpose by such Lender), to major banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

         "LIBOR Rate Loan" means a Term Loan bearing interest, at all times during an Interest Period applicable to such Term Loan, at a rate of interest determined by reference to the LIBOR Rate.

         "Lien" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property, or other priority or preferential arrangement of any kind or nature whatsoever, to secure payment of a debt or performance of an obligation.

         "Loan Documents" means, collectively, this Agreement, the Term Notes, the Security Agreement, the Pledge Agreement, the Assumption Agreement, the Fee Letter and each other agreement, certificate, document or instrument delivered in connection with any Loan Document, whether or not specifically mentioned herein or therein, in each case as amended, supplemented, amended and restated or otherwise modified from time to time.

         "Material Adverse Effect" means a material adverse effect on (a) the business, condition (financial or otherwise), operations, performance, properties or prospects of any Obligor and its Subsidiaries taken as a whole,
(b) the rights and remedies of the Administrative Agent or any Lender under any Loan Document, (c) the ability of any Obligor to perform its Obligations under any Loan Document or (d) the validity or enforceability of any Loan Document.

         "Material Contracts" means, with respect to any Person, each contract to which such Person is a party involving aggregate consideration payable to or by such Person of $10,000,000 or more in any year or otherwise material to the business, condition (financial or otherwise), operations, performance, properties or prospects of such Person.

         "Maturity Date" means, with respect to any Lender, July 1, 2004, or such later date (if any) as agreed to by the Lenders, pursuant to Section 3.4.

         "MFH" is defined in the preamble hereto.

         "Midland REIT" means Midland Multifamily Equity REIT, a Maryland real estate investment trust.

         "Midland Trust" means Midland Affordable Housing Group Trust, a Florida trust.

         "MMA" is defined in the preamble hereto.

         "Moody's" means Moody's Investors Service, Inc.

         "Multiemployer Plan" means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which any Obligor or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

         "MuniMae" is defined in the preamble hereto.

         "Net Cash Proceeds" means, with respect to any Disposition of any asset or the incurrence or issuance of any Indebtedness or the sale or issuance of any Capital Security (including, without limitation, any capital contribution) by any Person, the aggregate amount of cash received from time to time (whether as initial consideration or through payment or disposition of deferred consideration) by or on behalf of such Person in connection with such transaction after deducting therefrom only (without duplication) (a) reasonable and customary brokerage commissions, underwriting fees and discounts, legal fees, finder's fees and other similar fees and commissions, (b) the amount of taxes payable in connection with or as a result of such transaction and (c) the amount of any Indebtedness secured by a Lien on such asset that, by the terms of the agreement or instrument governing such Indebtedness, is required to be repaid upon such disposition, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid to a Person that is not an Affiliate of such Person or the Borrower, the Guarantors or any of their Subsidiaries or any Affiliate of the Borrower, the Guarantors or any of their Subsidiaries and are properly attributable to such transaction or to the asset that is the subject thereof; provided, however, that in the case of taxes that are deductible under clause
(b) above but for the fact that, at the time of receipt of such cash, such taxes have not been actually paid or are not then payable, the Borrower, the Guarantors or such Subsidiary or Affiliate may deduct an amount (the "Reserved Amount") equal to the amount reserved in accordance with GAAP for the Borrower, the Guarantors or such Subsidiary or Affiliate's reasonable estimate of such taxes, other than taxes for which the Borrower, the Guarantors or such Subsidiary or Affiliate is indemnified; provided further, however, that, at the time such taxes are paid, an amount equal to the amount, if any, by which the Reserved Amount for such taxes exceeds the amount of such taxes actually paid shall constitute "Net Cash Proceeds" of the type for which such taxes were reserved for all purposes hereunder.

         "Non-Excluded Taxes" means any Taxes other than net income and franchise Taxes imposed with respect to any Secured Party by any Governmental Authority under the laws of which such Secured Party is organized or in which it maintains its applicable lending office.

         "Non-Recourse Debt" means, with respect to any Person, Indebtedness of such Person as to which claims may not be made against the general assets of such Person, which Indebtedness is recourse solely to a particular asset of such Person.

         "Non-U.S. Lender" means any Lender that is not a "United States person", as defined under Section 7701(a)(30) of the Code.

         "Obligations" means all obligations (monetary or otherwise, whether absolute or contingent, matured or unmatured) of the Borrower and each other Obligor arising under or in connection with a Loan Document, including the principal of and premium, if any, and interest (including interest accruing during (or which would have accrued but for) the pendency of any proceeding of the type described in Section 8.1.9, whether or not allowed in such proceeding) on the Term Loans.

         "Obligor" means, as the context may require, the Borrower, each Guarantor and each other Person (other than a Secured Party) obligated under any Loan Document.

         "Organic Document" means, relative to any Obligor, as applicable, its certificate of incorporation, by-laws, certificate of partnership, partnership agreement, certificate of formation, limited liability agreement, operating agreement and all shareholder agreements, voting trusts and similar arrangements applicable to any of such Obligor's partnership interests, limited liability company interests or authorized shares of Capital Securities.

         "Other Taxes" means any and all stamp, documentary or similar Taxes, or any other excise or property Taxes or similar levies that arise on account of any payment made or required to be made under any Loan Document or from the execution, delivery, registration, recording or enforcement of any Loan Document.

         "Participant" is defined in Section 11.10 and includes any successors and permitted assigns.

         "PBGC" means the Pension Benefit Guaranty Corporation and any Person succeeding to any or all of its functions under ERISA.

         "Pension Plan" means a "pension plan", as such term is defined in
Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in Section 4001(a)(3) of ERISA), and to which the Borrower or any corporation, trade or business that is, along with the Borrower, a member of a Controlled Group, may have liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

         "Permitted Indebtedness" means Surviving Indebtedness and additional lines of credit and letter of credit reimbursement obligations permitted under
Section 7.3.1.

         "Permitted Lien" means a Lien permitted pursuant to Section 7.2.3.

         "Person" means any natural person, corporation, limited liability company, partnership, joint venture, association, trust or unincorporated organization, Governmental Authority or any other legal entity, whether acting in an individual, fiduciary or other capacity.

         "Pledge Agreement" means a pledge agreement executed and delivered by an Authorized Officer of each of the Borrower, MFH and TEI Holdings pursuant to the terms of this Agreement, substantially in the form of Exhibit G-2 hereto, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.

         "Post-Petition Interest" is defined in Section 9.6(b).

         "Project Partnership" shall mean a partnership or limited liability company in which an Investment Entity is or is expected to be a direct or indirect partner or member and which owns, or will acquire, rehabilitate, construct, own and/or operate a multifamily housing or other commercial real estate project from which such Investment Entity expects to receive Tax Credits or Historic Credits.

         "Purchase and Sale Agreement" means the Purchase and Sale Agreement dated as of May 14, 2003, by and among the Sellers, MFH, as purchaser, and TC Corp, as purchasing subsidiary.

         "Purchased Entities" means BFG Investments, BFGLP, BFRP and AIC.

         "Quarterly Payment Date" means the last day of each calendar quarter or, if any such day is not a Business Day, the next succeeding Business Day.

         "Rate Protection Agreements" means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other hedging agreements.

         "Register" is defined in clause (b) of Section 2.5.

         "Related Documents" means, collectively, the Purchase and Sale Agreement and all ancillary documents relating thereto.

         "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

         "Release" means a "release", as such term is defined in CERCLA.

         "Required Lenders" means (a) at any time that there are three or fewer Lenders, all such Lenders, and (b) at all other times, Lenders holding, in the aggregate, at least 66 2/3% of the outstanding principal amount of all Term Loans.

         "Reserve Percentage" means for any day with respect to a LIBOR Rate Loan, the maximum rate (expressed as a decimal) at which any lender subject thereto would be required to maintain reserves (including, without limitation, all base, supplemental, marginal and other reserves) under Regulation D of the F.R.S. Board (or any successor or similar regulations relating to such reserve requirements) against "Eurocurrency Liabilities" (as that term is used in Regulation D or any successor or similar regulation), if such liabilities were outstanding. The Reserve Percentage shall be adjusted automatically on and as of the effective date of any change in the Reserve Percentage.

         "Resource Conservation and Recovery Act" means the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., as amended.

         "Restricted Payment" means, with respect to any Person, the declaration or payment of any dividend (other than dividends payable solely in Capital Securities of such Person) on, or the making of any payment or distribution on account of, or setting apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of any class of Capital Securities of such Person or any warrants or options to purchase any such Capital Securities, whether now or hereafter outstanding, or the making of any other distribution in respect thereof, either directly or indirectly, whether in cash or property, obligations of such Person or otherwise.

         "Royal Bank" is defined in the preamble.

         "S&P" means Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc.

         "SEC" means the Securities and Exchange Commission.

         "Secured Parties" means, collectively, the Lenders, the Administrative Agent, each counterparty to a Rate Protection Agreement that is (or at the time such Rate Protection Agreement was entered into, was) a Lender or an Affiliate thereof and (in each case), each of their respective successors, transferees and assigns.

         "Security Agreement" means a security agreement executed and delivered by an Authorized Officer of TC Corp, BFRP and BFG Investments pursuant to the terms of this Agreement, substantially in the form of Exhibit G-1 hereto, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.

         "Sellers" means Lend Lease Corporation Limited, a corporation organized under the laws of New South Wales, BFG-GP, Inc., a Massachusetts corporation, Lend Lease (US) Services, Inc., a Delaware corporation, and Lend Lease Real Estate Investments, Inc., a Delaware corporation.

         "Solvency Certificate" means a solvency certificate substantially in the form of Exhibit I hereto.

         "Solvent" means, with respect to any Person and its Subsidiaries on a particular date, that on such date (a) the fair value of the property of such Person and its Subsidiaries on a consolidated basis is greater than the total amount of liabilities, including contingent liabilities, of such Person and its Subsidiaries on a consolidated basis, (b) the present fair salable value of the assets of such Person and its Subsidiaries on a consolidated basis is not less than the amount that will be required to pay the probable liability of such Person and its Subsidiaries on a consolidated basis on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it or its Subsidiaries will, incur debts or liabilities beyond the ability of such Person and its Subsidiaries to pay as such debts and liabilities mature, and (d) such Person and its Subsidiaries on a consolidated basis is not engaged in business or a transaction, and such Person and its Subsidiaries on a consolidated basis in not about to engage in business or transaction, for which the property of such Person and its Subsidiaries on a consolidated basis would constitute an unreasonably small capital. The amount of Contingent Liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, can reasonably be expected to become an actual or matured liability.

         "Subordinated Obligations" is defined in Section 9.6.

         "Subsidiary" means, with respect to any Person, any other Person of which more than 50% of the outstanding Voting Securities of such other Person (irrespective of whether at the time Capital Securities of any other class or classes of such other Person shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person. Unless the context otherwise specifically requires, the term "Subsidiary" shall be a reference to a Subsidiary of the Borrower.

         "Surviving Indebtedness" means Indebtedness of each Obligor and its Subsidiaries outstanding immediately before and after giving effect to the funding of the Term Loans.

         "Synthetic Lease" means, as applied to any Person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) (a) that is not a capital lease in accordance with GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for federal income tax purposes, other than any such lease under which that Person is the lessor.

         "Tax Credits" means the low-income housing tax credits generated by investments in Project Partnerships (as defined in the Purchase and Sale Agreement) as provided by Section 42 of the Code and comparable state credits for low income housing properties.

         "Taxes" means all income, stamp or other taxes, duties, levies, imposts, charges, assessments, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, and all interest, penalties or similar liabilities with respect thereto.

         "TC Corp" is defined in the preamble hereto.

         "TC Corp Note" means the promissory note made by TC Corp to the Borrower to evidence the intercompany loan made by the Borrower to TC Corp using the proceeds of the Term A Loans.

         "TE Bond Subsidiary" means MuniMae TE Bond Subsidiary, LLC, a Maryland limited liability company.

         "TEI Holdings" is defined in the preamble hereto.

         "Term A Commitment" means, with respect to any Term A Lender at any time, the amount set forth opposite such Lender's name on Schedule II hereto under the caption "Term A Commitment" or, if such Lender has entered into one or more Lender Assignment Agreements, the amount set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 2.5 as such Lender's "Term A Commitment", as such amount may be reduced at or prior to such time pursuant to this Agreement.

         "Term A Facility" means, at any time, the aggregate amount of the Term A Lenders' Term A Commitments at such time.

         "Term A Lender" means any Lender that has a Term A Commitment.

         "Term A Loan" is defined in Section 2.1.1(a).

         "Term A Loan Commitment Amount" means, initially, $109,000,000, as such amount may be reduced as provided for in this Agreement.

         "Term A Note" means a promissory note of the Borrower payable to any Term A Lender, in substantially the form of Exhibit A-1 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Term A Lender resulting from outstanding Term A Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

         "Term B Commitment" means, with respect to any Term B Lender at any time, the amount set forth opposite such Lender's name on Schedule II hereto under the caption "Term B Commitment" or, if such Lender has entered into one or more Lender Assignment Agreements, the amount set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 2.5 as such Lender's "Term B Commitment", as such amount may be reduced at or prior to such time pursuant to this Agreement.

         "Term B Facility" means, at any time, the aggregate amount of the Term B Lenders' Term B Commitments at such time.

         "Term B Lender" means any Lender that has a Term B Commitment.

         "Term B Loan" is defined in Section 2.1.2.

         "Term B Loan Commitment Amount" means, initially, $11,000,000, as such amount may be reduced in accordance with this Agreement.

         "Term B Note" means a promissory note of the Borrower payable to any Term B Lender, in substantially the form of Exhibit A-2 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Term B Lender resulting from outstanding Term B Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

         "Term Loan" means a Term A Loan or a Term B Loan; collectively, the "Term Loans".

         "Term Loan Commitment" means a Term A Commitment or a Term B Commitment; collectively, the "Term Loan Commitments".

         "Term Loan Commitment Termination Date" means the earlier of

                  (a) July 1, 2003 (if all the Term Loans have not been made on or prior to such date); and

                  (b) the date of the making of any Term Loans (immediately after giving effect thereunto).

         Upon the occurrence of any event described in clause (a) or (b), the Term Loan Commitments shall terminate automatically and without any further action.

         "Term Note" means a Term A Note or a Term B Note; collectively, the "Term Notes".

         "Term A Percentage" means, relative to any Term A Lender, the applicable percentage relating to Term A Loans set forth opposite its name on
Schedule II hereto under the Term A Loan Commitment column or set forth in a Lender Assignment Agreement under the Term A Loan Commitment column, as such percentage may be adjusted from time to time pursuant to Lender Assignment Agreements executed by such Term A Lender and its Assignee Lender and delivered pursuant to Section 11.10. A Lender shall not have any Term A Loan Commitment if its percentage under the Term A Loan Commitment column is zero.

         "Term B Percentage" means, relative to any Term B Lender, the applicable percentage relating to Term B Loans set forth opposite its name on
Schedule II hereto under the Term B Loan Commitment column or set forth in a Lender Assignment Agreement under the Term B Loan Commitment column, as such percentage may be adjusted from time to time pursuant to Lender Assignment Agreements executed by such Term B Lender and its Assignee Lender and delivered pursuant to Section 11.10. A Lender shall not have any Term B Loan Commitment if its percentage under the Term B Loan Commitment column is zero.

         "Term Percentage" means, relative to each Term A Lender and Term B Lender, the applicable percentage, set forth opposite its name on Schedule II hereto under the Total Term Percentage Column, or set forth in a Lender Assignment Agreement under the Total Term Percentage column; as such percentage may be adjusted from time to time pursuant to Lender Assignment Agreements executed by such Term A Lender or Term B Lender and its Assignee Lender and delivered pursuant to Section 11.10.

         "Terminating Lender" is defined in Section 3.4.

         "Termination Date" means the date on which all Obligations have been paid in full in cash, all Rate Protection Agreements have been terminated and all Term Loan Commitments have terminated.

         "type" means, relative to any Term Loan, the portion thereof, if any, being maintained as a Base Rate Loan or a LIBOR Rate Loan.

         "United States" or "U.S." means the United States of America, its fifty states and the District of Columbia.

         "Voting Securities" means, with respect to any Person, Capital Securities of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

         "Warehousing Entity" shall mean an entity that serves as an interim limited partner or member of a Project Partnership pending replacement of such Warehousing Entity by a Fund.

         "Welfare Plan" means a "welfare plan", as such term is defined in
Section 3(1) of ERISA.

         "Withdrawal Liability" has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

         SECTION 1.2. Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in each other Loan Document and the Disclosure Schedule, and each notice and other communication delivered from time to time in connection with any Loan Document.

         SECTION 1.3. Cross-References. Unless otherwise specified, references in a Loan Document to any Article or Section are references to such Article or Section of such Loan Document, and references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

         SECTION 1.4. Accounting and Financial Determinations. Unless otherwise specified, all accounting terms used in each Loan Document shall be interpreted, and all accounting determinations and computations thereunder shall be made, in accordance with those generally accepted accounting principles ("GAAP") applied in the preparation of the financial statements referred to in clause (a) of Section 5.1.5. Unless otherwise expressly provided, all financial covenants and defined financial terms shall be computed on a consolidated basis for the Borrower and its Subsidiaries, in each case without duplication.

                                   ARTICLE II
                             COMMITMENTS, BORROWING
                              PROCEDURES AND NOTES

         SECTION 2.1. Commitments. On the terms and subject to the conditions of this Agreement, the Lenders severally agree to make Term Loans as set forth below.

         SECTION 2.1.1. Term A Commitments. In a single Borrowing on the Closing Date, each Term A Lender agrees that it will make term loans (relative to such Lender, its "Term A Loans") to the Borrower equal to such Lender's Term A Percentage of the aggregate amount of the Borrowing of Term A Loans requested by the Borrower to be made on such day, provided that (a) the aggregate principal amount of all Term A Loans outstanding at any time from all Term A Lenders shall not exceed the Term A Facility and (b) the aggregate principal amount of all Term A Loans outstanding at any time from any Term A Lender shall not exceed its Term A Percentage of the Term A Facility. No amounts paid or prepaid with respect to Term A Loans may be reborrowed.

         SECTION 2.1.2. Term B Commitments. In a single Borrowing on the Closing Date, each Term B Lender agrees that it will make term loans (relative to such Term B Lender, its "Term B Loans") to the Borrower equal to such Term B Lender's Term B Percentage of the aggregate amount of the Borrowing of Term B Loans requested by the Borrower to be made on such day, provided that (a) the aggregate principal amount of all Term B Loans outstanding at any time from all Term B Lenders shall not exceed the Term B Facility and (b) the aggregate principal amount of all Term B Loans outstanding at any time from any Term B Lender shall not exceed its Term B Percentage of the Term B Facility. No amounts paid or prepaid with respect to Term B Loans may be reborrowed.

         SECTION 2.2. Borrowing Procedures. Term Loans shall be made by the Lenders in accordance with Section 2.2.1.

         SECTION 2.2.1. Term Loan Borrowing Procedure. By delivering a Borrowing Request to the Administrative Agent on or before 11:00 a.m., New York City time, on a Business Day, the Borrower may irrevocably request, on one Business Day's prior written notice in the case of Base Rate Loans or three Business Days' prior written notice in the case of LIBOR Rate Loans, and in either case not more than five Business Days' prior written notice, that a Borrowing be made, in the case of LIBOR Rate Loans, in a minimum amount of $5,000,000 and an integral multiple of $1,000,000, and in the case of Base Rate Loans, in a minimum amount of $1,000,000 and an integral multiple of $500,000 or, in either case, in the unused amount of the Term A Facility or Term B Facility, as the case may be, provided, however, that the initial Term A Loans and the initial Term B Loans shall be Base Rate Loans and shall be maintained as Base Rate Loans until 15 days after the Closing Date. On the terms and subject to the conditions of this Agreement, the Borrowing shall be comprised of the type of Term Loans, and shall be made on the Business Day, specified in the Borrowing Request. On or before 12:00 noon, New York City time, on such Business Day each Lender that has a Term A Commitment or Term B Commitment, as the case may be, shall deposit with the Administrative Agent same day funds in an amount equal to such Lender's Term A Percentage or Term B Percentage, as the case may be, of the requested Borrowing.

Such deposit will be made to the Borrower's Account or to an account which the Administrative Agent shall specify from time to time by notice to the Lenders. To the extent funds are received from the Lenders, the Administrative Agent shall make such funds available to the Borrower by wire transfer to the Borrower's Account or such other account. No Lender's obligation to make any Term Loan shall be affected by any other Lender's failure to make any Term Loan.

         SECTION 2.3. Continuation and Conversion Elections. By delivering a Continuation/Conversion Notice to the Administrative Agent on or before 11:00 a.m., New York City time, on a Business Day, the Borrower may from time to time irrevocably elect, on not less than three Business Day's prior written notice in the case of Base Rate Loans or LIBOR Rate Loans, and in either case not more than five Business Days' prior written notice, that all, or any portion in an aggregate minimum amount of $5,000,000 and an integral multiple of $1,000,000 be, in the case of Base Rate Loans, converted into LIBOR Rate Loans or continued as LIBOR Rate Loans, or in an aggregate minimum amount of $1,000,000 and an integral multiple of $500,000 be, in the case of LIBOR Rate Loans, converted into Base Rate Loans (in the absence of delivery of a Continuation/Conversion Notice with respect to any LIBOR Rate Loan at least three Business Days (but not more than five Business Days) before the last day of the then current Interest Period with respect thereto, such LIBOR Rate Loan shall, on such last day, automatically convert to a Base Rate Loan); provided, however, that (a) each such conversion or continuation shall be pro rated among the applicable outstanding Term Loans of all Lenders that have made such Term Loans, and (b) no portion of the outstanding principal amount of any Term Loans may be continued as, or be converted into, LIBOR Rate Loans when (i) any Event of Default has occurred and is continuing or (ii) unless the Administrative Agent otherwise consents in writing, any Default has occurred and is continuing.

         SECTION 2.4. Funding. Each Lender may, if it so elects, fulfill its obligation to make, continue or convert LIBOR Rate Loans hereunder by causing one of its foreign branches or Affiliates (or an international banking facility created by such Lender) to make or maintain such LIBOR Rate Loan; provided, however, that such LIBOR Rate Loan shall nonetheless be deemed to have been made and to be held by such Lender, and the obligation of the Borrower to repay such LIBOR Rate Loan shall nevertheless be to such Lender for the account of such foreign branch, Affiliate or international banking facility.

         SECTION 2.5. Term Notes. (a) The Borrower agrees that, upon the written request by any Lender to the Administrative Agent, the Borrower will execute and deliver to such Lender a Term A Note and/or a Term B Note, as applicable, evidencing the Term A Loans and/or Term B Loans, as applicable, made by, and payable to the order of, such Lender, in each case in a maximum principal amount equal to such Lender's Term A Percentage or Term B Percentage of the original Term A Loan Commitment Amount and/or Term B Loan Commitment Amount, as applicable. The Borrower hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate notations on the grid attached to such Lender's Term Note (or on any continuation of such grid), which notations, if made, shall evidence, inter alia, the date of, the outstanding principal amount of, and the interest rate and Interest Period applicable to, the Term Loans evidenced thereby. Such notations shall, to the extent not inconsistent with notations made by the Administrative Agent in the Register, be conclusive and binding on each Obligor absent manifest error; provided, however, that the failure of any Lender to make any such notations shall not limit or otherwise affect any Obligations of any Obligor.

                  (b) The Borrower hereby designates the Administrative Agent to serve as the Borrower's agent, solely for the purpose of this clause, to maintain a register (the "Register") on which the Administrative Agent will record each Lender's Term Loan Commitment, the Term Loans made by each

Lender and each repayment in respect of the principal amount of the Term Loans, annexed to which the Administrative Agent shall retain a copy of each Lender Assignment Agreement delivered to the Administrative Agent pursuant to Section
11.10. Failure to make any recordation, or any error in such recordation, shall not affect any Obligor's Obligations. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person in whose name a Term Loan is registered (or, if applicable, to which a Term Note has been issued) as the owner thereof for the purposes of all Loan Documents, notwithstanding notice or any provision herein to the contrary. Any assignment or transfer of the Term Loans made pursuant hereto shall be registered in the Register only upon delivery to the Administrative Agent of a Lender Assignment Agreement that has been executed by the requisite parties pursuant to Section
11.10. No assignment or transfer of a Lender's Term Loans shall be effective unless such assignment or transfer shall have been recorded in the Register by the Administrative Agent as provided in this Section.

                                   ARTICLE III
                    REPAYMENTS, PREPAYMENTS, INTEREST, FEES,
                           EXTENSION OF MATURITY DATE

         SECTION 3.1. Repayments and Prepayments; Application. The Borrower agrees that the Term Loans shall be repaid and prepaid pursuant to the following terms.

         SECTION 3.1.1. Repayments and Prepayments. The Borrower shall repay in full the unpaid principal amount of each Term Loan upon the Maturity Date therefor. Prior thereto, payments and prepayments of the Term Loans shall or may be made as set forth below.

                  (a) From time to time on any Business Day, the Borrower may make a voluntary prepayment, without premium or penalty, in whole or in part, of the outstanding principal amount of any Term Loans; provided, however, that (i) all such voluntary prepayments shall require five Business Days' prior written notice to the Administrative Agent; (ii) all such voluntary partial prepayments shall be, in the case of LIBOR Rate Loans, in an aggregate minimum amount of $5,000,000 and an integral multiple of $1,000,000 and, in the case of Base Rate Loans, in an aggregate minimum amount of $1,000,000 and an integral multiple of $500,000; and (iii) the aggregate outstanding principal amount of the Term Loans comprised of LIBOR Rate Loans immediately following such prepayment shall be no less than $5,000,000.

                  (b) Immediately upon any acceleration of the Maturity Date of any Term Loans pursuant to Section 8.2 or Section 8.3, the Borrower shall repay all Term Loans, unless, pursuant to Section 8.3, only a portion of all the Term Loans is so accelerated (in which case the portion so accelerated shall be so repaid).

                  (c) The Borrower shall immediately prepay the Term A Loans and the Term A Facility shall be immediately permanently reduced with 100% of the Net Cash Proceeds from: (i) any Disposition of any assets owned by the Borrower or the Guarantors or any of their Subsidiaries or Affiliates, excluding assets sold as part of ongoing funding through various securitization programs and other assets the sale proceeds from which are promptly applied to the operation of the business or reinvested in the ordinary course of the business; (ii) any direct or indirect public offering or private placement of any equity securities by the Borrower, the Guarantors or any of their Subsidiaries or Affiliates; (iii) subject to clause (d) of this Section 3.1.1 and
         Section 3.1.2, the issuance of debt securities either privately or publicly placed by the Borrower, Guarantors or any of their Subsidiaries or Affiliates or drawdowns under any new bank credit facilities of the Borrower, the Guarantors or any of their Subsidiaries or Affiliates; and (iv) any amount payable to the Borrower, the Guarantors or any of their Subsidiaries or Affiliates under the Purchase and Sale Agreement.

                  (d) The Borrower shall immediately prepay the Term B Loans and the Term B Facility shall be immediately permanently reduced with the Net Cash Proceeds in connection with debt refinancings related to bridging or warehousing facilities, to the extent the aggregate of such new or replacement financing is in excess of $75,000,000.

Each prepayment of any of the Term Loans made pursuant to this Section shall be without premium or penalty, except as may be required by Section 4.4.

         SECTION 3.1.2. Application. Each prepayment or repayment of the principal of the Term Loans made pursuant to Section 3.1.1 shall be applied, to the extent of such prepayment or repayment, ratably between the Term A Loans and the Term B Loans, and first, to the principal amount thereof being maintained as Base Rate Loans, and second, subject to the terms of Section 4.4, to the principal amount thereof being maintained as LIBOR Rate Loans, provided that (a) if any amounts shall be required to be made to prepay both the Term A Loans and the Term B Loans pursuant to clause (d) of Section 3.1.1, such amounts shall be applied, first, to the prepayment of Term B Loans and, second, to the prepayment of Term A Loans and (b) if any amounts shall be required to be made to prepay Loans pursuant to clause (c) of Section 3.1.1, such amounts shall be applied, first, to the prepayment of Term A Loans and second, to the prepayment of Term B Loans.

         SECTION 3.2. Interest Provisions. Interest on the outstanding principal amount of the Term Loans shall accrue and be payable in accordance with the terms set forth below.

         SECTION 3.2.1. Rates. Pursuant to an appropriately delivered Borrowing Request or Continuation/Conversion Notice, the Borrower may elect that Term Loans comprising a Borrowing accrue interest at a rate per annum:

                  (a) on that portion maintained from time to time as a Base Rate Loan, equal to the sum of the Base Rate from time to time in effect plus the Applicable Margin; and

                  (b) on that portion maintained as a LIBOR Rate Loan, during each Interest Period applicable thereto, equal to the sum of the LIBOR Rate for such Interest Period plus the Applicable Margin.

All LIBOR Rate Loans shall bear interest from and including the first day of the applicable Interest Period to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such LIBOR Rate Loan.

         SECTION 3.2.2. Post-Maturity and Default Rates. After the date any principal amount of any Term Loan is due and payable (whether on the Maturity Date, upon acceleration or otherwise), or after any other monetary Obligation of the Borrower shall have become due and payable, or upon the occurrence and continuance of an Event of Default, the Borrower shall pay interest (after as well as before judgment) on all Obligations at a rate per annum equal to (a) in the case of LIBOR Rate Loans only, (i) interest (after as well as before judgment) on the principal amount of all outstanding LIBOR Rate Loans at a rate per annum equal to the LIBOR Rate from time to time in effect, plus, the Applicable

Margin for LIBOR Rate Loans, plus 4% per annum, until the expiration of the applicable Interest Period in effect at such time, and (ii) thereafter, in accordance with clause (b) of this Section 3.2.2; and (b) in the case of Base Rate Loans and all other monetary Obligations, interest (after as well as before judgment) on (i) the principal amount of all outstanding Base Rate Loans, (ii) all unpaid interest and fees payable hereunder and (iii) any other amounts due and payable, in each case at a rate per annum equal to the Base Rate from time to time in effect, plus, the Applicable Margin for Base Rate Loans, plus 4% per annum.

         SECTION 3.2.3. Payment Dates. Interest accrued on each Term Loan shall be payable, without duplication:

                  (a) on the Maturity Date therefor;

                  (b) on the date of any payment or prepayment, in whole or in part, of principal outstanding on such Term Loan on the principal amount so paid or prepaid;

                  (c) with respect to Base Rate Loans, on each Quarterly Payment Date occurring after the Closing Date;

                  (d) with respect to LIBOR Rate Loans, on the last day of each applicable Interest Period; and

                  (e) on that portion of any of the Term Loans the Maturity Date of which is accelerated pursuant to Section 8.2 or Section 8.3, immediately upon such acceleration.

Interest accrued on Term Loans or other monetary Obligations after the date such amount is due and payable (whether on the Maturity Date, upon acceleration or otherwise) shall be payable upon demand.

         SECTION 3.3. Fees. The Borrower agrees to pay to the Administrative Agent, for its own accounts, the fees and other considerations in the amounts and on the dates set forth in the Fee Letter.

         SECTION 3.4. Extension of Maturity. Not more than 60 days nor less than 30 days prior to the Maturity Date, the Borrower may, at its option, request all the Lenders then party to this Agreement to extend the Maturity Date by an additional 180 days, by means of a letter, addressed to each Lender and the Administrative Agent, substantially in the form of Exhibit D hereto (the "Extension Request"). Upon the satisfaction of the conditions precedent set forth in Section 5.2, the Maturity Date with respect to each such Lender shall be extended (the "Extension"), effective only as of such Maturity Date (such date being the "Extension Date"), to the date that is 180 days (or if such date is not a Business Day, the next preceding Business Day) after such Maturity Date (such extended period being the "Extension Period"), provided that under no circumstances shall the Maturity Date with respect to any Term Loan be extended more than once.

                                   ARTICLE IV
                     CERTAIN LIBOR RATE AND OTHER PROVISIONS

         SECTION 4.1. LIBOR Rate Lending Unlawful. If any Lender shall determine (which determination shall, upon notice thereof to the Borrower and the Administrative Agent, be conclusive and binding on the Borrower) that the introduction of or any change in or in the interpretation of any law makes it unlawful, or any Governmental Authority asserts that it is unlawful, for such Lender to make or continue any Term Loan as, or to convert any Term Loan into, a LIBOR Rate Loan, the obligations of such Lender to make, continue or convert any such LIBOR Rate Loan shall, upon such determination, forthwith be suspended until such Lender shall notify the Administrative Agent that the circumstances causing such suspension no longer exist, and all outstanding LIBOR Rate Loans payable to such Lender shall automatically convert into Base Rate Loans at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion.

         SECTION 4.2. Deposits Unavailable. If the Administrative Agent shall have determined that

                  (a) Dollar deposits in the relevant amount and for the relevant Interest Period are not available to it in its relevant market; or

                  (b) by reason of circumstances affecting its relevant market, adequate means do not exist for ascertaining the interest rate applicable hereunder to LIBOR Rate Loans;

then, upon notice from the Administrative Agent to the Borrower and the Lenders, the obligations of all Lenders under Section 2.2 and Section 2.3 to make or continue any Term Loans as, or to convert any Term Loans into, LIBOR Rate Loans shall forthwith be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist, and all outstanding LIBOR Rate Loans payable to each Lender shall automatically convert into Base Rate Loans at the end of the then current Interest Periods with respect thereto or sooner, if required by the conditions or circumstances described in clauses (a) and (b) above.

         SECTION 4.3. Increased LIBOR Rate Loan Costs, Etc. The Borrower agrees to reimburse each Lender for any increase in the cost to such Lender of, or any reduction in the amount of any sum receivable by such Secured Party in respect of, such Secured Party's Term Loan Commitments and the making of Term Loans hereunder (including the making, continuing or maintaining (or of its obligation to make or continue) any Term Loans as, or of converting (or of its obligation to convert) any Term Loans into, LIBOR Rate Loans that arise in connection with any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in after the Closing Date of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any Governmental Authority, except for such changes with respect to increased capital costs and Taxes which are governed by Sections 4.5 and 4.6, respectively. Each affected Secured Party shall promptly notify the Administrative Agent and the Borrower in writing of the occurrence of any such event, stating the reasons therefor and the additional amount required fully to compensate such Secured Party for such increased cost or reduced amount. Such additional amounts shall be payable by the Borrower directly to such Secured Party within five days of its receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on the Borrower.

         SECTION 4.4. Funding Losses. In the event any Lender shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make or continue any portion of the principal amount of any Term Loan as, or to convert any portion of the principal amount of any Term Loan into, a LIBOR Rate Loan) as a result of

                  (a) any conversion or repayment or prepayment of the principal amount of any LIBOR Rate Loan on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to
         Article III or otherwise;

                  (b) any Term Loans not being made as LIBOR Rate Loans in accordance with the Borrowing Request therefor; or

                  (c) any Term Loans not being continued as, or converted into, LIBOR Rate Loans in accordance with the Continuation/Conversion Notice therefor;

then, upon the written notice of such Lender to the Borrower (with a copy to the Administrative Agent), the Borrower shall, within five days of its receipt thereof, pay directly to such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense. Such written notice shall, in the absence of manifest error, be conclusive and binding on the Borrower.

         SECTION 4.5. Increased Capital Costs. If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, in each case after the Closing Date, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any Governmental Authority affects or would affect the amount of capital required or expected to be maintained by any Secured Party or any Person controlling such Secured Party, and such Secured Party determines (in good faith but in its sole and absolute discretion) that the rate of return on its or such controlling Person's capital as a consequence of the Term Loan Commitments or the Term Loans made by such Secured Party is reduced to a level below that which such Secured Party or such controlling Person could have achieved but for the occurrence of any such circumstance, then upon notice from time to time by such Secured Party to the Borrower and the Administrative Agent, the Borrower shall within five days following receipt of such notice pay directly to such Secured Party additional amounts sufficient to compensate such Secured Party or such controlling Person for such reduction in rate of return. A statement of such Secured Party as to any such additional amount or amounts shall, in the absence of manifest error, be conclusive and binding on the Borrower. In determining such amount, such Secured Party may use any method of averaging and attribution that it (in good faith in its sole and absolute discretion) shall deem applicable to loans of a similar type.

         SECTION 4.6. Taxes, etc. The Borrower covenants and agrees as follows with respect to payments and Taxes.

                  (a) Any and all payments by the Borrower under each Loan Document shall be made without setoff, counterclaim or other defense, and free and clear of, and without deduction or withholding for or on account of, any Taxes. In the event that any Taxes are required to be deducted or withheld from any payment required to be made by any Obligor to or on behalf of any Secured Party under any Loan Document, then:

                           (i) subject to clause (f), if such Taxes are Non-Excluded Taxes, the amount of such payment shall be increased as may be necessary so that such payment is made, after withholding or deduction for or on account of such Taxes (including such Taxes on such additional amount), in an amount that is not less than the full amount provided for in such Loan Document; and

                           (ii) the Borrower shall withhold the full amount of such Taxes from such payment (as increased pursuant to clause (a)(i)) and shall pay such amount to the Governmental Authority imposing such Taxes in accordance with applicable law.

                  (b) In addition, the Borrower shall pay all Other Taxes imposed to the relevant Governmental Authority imposing such Other Taxes in accordance with applicable law.

                  (c) As promptly as practicable after the payment of any Taxes or Other Taxes, and in any event within 45 days of any such payment being due, the Borrower shall furnish to the Administrative Agent a copy of an official receipt (or a certified copy thereof) evidencing the payment of such Taxes or Other Taxes. The Administrative Agent shall make copies thereof available to any Lender upon request therefor.

                  (d) Subject to clause (f), the Borrower shall indemnify each Secured Party for any Non-Excluded Taxes and Other Taxes levied, imposed or assessed on (and whether or not paid directly by) such Secured Party, as well as any Taxes on amounts payable under this
         Section 4.6, whether or not such Non-Excluded Taxes, Other Taxes or Taxes are correctly or legally asserted by the relevant Governmental Authority. Promptly upon having knowledge that any such Non-Excluded Taxes, Other Taxes or Taxes have been levied, imposed or assessed, and promptly upon notice thereof by any Secured Party, the Borrower shall pay such Non-Excluded Taxes, Other Taxes or Taxes directly to the relevant Governmental Authority (provided, however, that no Secured Party shall be under any obligation to provide any such notice to the Borrower). In addition, the Borrower shall indemnify each Secured Party for any incremental Taxes that may become payable by such Secured Party as a result of any failure of the Borrower to pay any Taxes when due to the appropriate Governmental Authority or to deliver to the Administrative Agent, pursuant to clause (c), documentation evidencing the payment of Taxes or Other Taxes. With respect to indemnification for Non-Excluded Taxes, Other Taxes and Taxes actually paid by any Secured Party or the indemnification provided in the immediately preceding sentence, such indemnification shall be made within 30 days after the date such Secured Party makes written demand therefor. The Borrower acknowledges that any payment made to any Secured Party or to any Governmental Authority in respect of the indemnification obligations of the Borrower provided in this clause shall constitute a payment in respect of which the provisions of clause (a) and this clause shall apply.

                  (e) Each Non-U.S. Lender, on or prior to the date on which such non-U.S. Lender becomes a Lender hereunder (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but only for so long as such non-U.S. Lender is legally entitled to do so), shall deliver to the Borrower and the Administrative Agent either (i) two duly completed copies of either (x) Internal Revenue Service Form W-8BEN or (y) Internal Revenue Service Form W-8ECI, or in either case an applicable successor form; or (ii) in the case of a Non-U.S. Lender that is not legally entitled to deliver either form listed in clause (e)(i), (x) a certificate to the effect that such Non-U.S. Lender is not (A) a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (B) a "10 percent shareholder" of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code (referred to as an "Exemption Certificate") and (y) two duly completed copies of Internal Revenue Service Form W-8BEN or applicable successor form.

                  (f) The Borrower shall not be obligated to gross up any payments to any Lender pursuant to clause (a)(i), or to indemnify any Lender pursuant to clause (d), in respect of United States federal withholding taxes to the extent imposed as a result of (i) the failure of such Lender to deliver to the Borrower the form or forms and/or an Exemption Certificate, as applicable to such Lender, pursuant to clause
         (e), (ii) such form or forms and/or Exemption Certificate not establishing a complete exemption from U.S. federal withholding tax or the information or certifications made therein by the Lender being untrue or inaccurate on the date delivered in any material respect, or
         (iii) the Lender designating a successor lending office at which it maintains its

         Term Loans which has the effect of causing such Lender to become obligated for tax payments in excess of those in effect immediately prior to such designation; provided, however, that the Borrower shall be obligated to gross up any payments to any such Lender pursuant to clause (a)(i), and to indemnify any such Lender pursuant to clause (d), in respect of United States federal withholding taxes if (i) any such failure to deliver a form or forms or an Exemption Certificate or the failure of such form or forms or Exemption Certificate to establish a complete exemption from U.S. federal withholding tax or inaccuracy or untruth contained therein resulted from a change in any applicable statute, treaty, regulation or other applicable law or any interpretation of any of the foregoing occurring after the Closing Date, which change rendered such Lender no longer legally entitled to deliver such form or forms or Exemption Certificate or otherwise ineligible for a complete exemption from U.S. federal withholding tax, or rendered the information or certifications made in such form or forms or Exemption Certificate untrue or inaccurate in a material respect, (ii) the redesignation of the Lender's lending office was made at the request of the Borrower or (iii) the obligation to gross up payments to any such Lender pursuant to clause (a)(i) or to indemnify any such Lender pursuant to clause (d) is with respect to an Assignee Lender that becomes an Assignee Lender as a result of an assignment made at the request of the Borrower.

                  (g) In the event that the Borrower determines to take any action inconsistent with its intention to not treat the Term Loans and all related transactions as a reportable transaction (within the meaning of Treasury Regulation Section 1.6011-4), it will promptly provide with the Administrative Agent a duly completed copy of IRS Form 8886 or any successor form. The Borrower acknowledges that one or more Lenders may treat its Term Loans as part of a transaction that is subject to Treasury Regulation Section 1.6011-4 or 301.6112-1 and the Administrative Agent and such Lender or Lenders, as applicable, will file such IRS forms and maintain such lists and other records as they determine is required by such treasury regulations.

         SECTION 4.7. Payments, Computations, Etc. Unless otherwise expressly provided in a Loan Document, all payments by the Borrower pursuant to each Loan Document shall be made by the Borrower to the Administrative Agent for the pro rata account of the Secured Parties entitled to receive such payment. All payments shall be made without setoff, deduction or counterclaim not later than 11:00 A.M. (New York City time) on the date due in same day or immediately available funds to such account as the Administrative Agent shall specify from time to time by notice to the Borrower. Funds received after that time shall be deemed to have been received by the Administrative Agent on the next succeeding Business Day. The Administrative Agent shall promptly remit in same day funds to each Secured Party its share, if any, of such payments received by the Administrative Agent for the account of such Secured Party. All interest on Base Rate Loans shall be computed on the basis of a year of 365 days or 366 days, as the case may be, and all other computations of interest (including interest on LIBOR Rate Loans) and fees payable hereunder shall be made on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. Payments due on other than a Business Day shall (except as otherwise required by clause (c) of the definition of "Interest Period") be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees in connection with that payment.

         SECTION 4.8. Sharing of Payments. If any Secured Party shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Term Loan (other than pursuant to the terms of Section 4.3, 4.4, 4.5 or 4.6) in excess of its pro rata share of payments obtained by all Secured Parties, such Secured Party shall purchase from the other Secured

Parties such participations in the Term Loans made by them as shall be necessary to cause such purchasing Secured Party to share the excess payment or other recovery ratably (to the extent such other Secured Parties were entitled to receive a portion of such payment or recovery) with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Secured Party, the purchase shall be rescinded and each Secured Party which has sold a participation to the purchasing Secured Party shall repay to the purchasing Secured Party the purchase price to the ratable extent of such recovery together with an amount equal to such selling Secured Party's ratable share (according to the proportion of (a) the amount of such selling Secured Party's required repayment to the purchasing Secured Party to (b) total amount so recovered from the purchasing Secured Party) of any interest or other amount paid or payable by the purchasing Secured Party in respect of the total amount so recovered. The Borrower agrees that any Secured Party purchasing a participation from another Secured Party pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 4.9) with respect to such participation as fully as if such Secured Party were the direct creditor of the Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law any Secured Party receives a secured claim in lieu of a setoff to which this Section applies, such Secured Party shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Secured Parties entitled under this Section to share in the benefits of any recovery on such secured claim.

         SECTION 4.9. Setoff. Each Secured Party shall, upon the occurrence and during the continuance of any Default described in clauses (a) through (d) of
Section 8.1.9 or, with the consent of the Required Lenders, upon the occurrence and during the continuance of any other Event of Default, have the right to appropriate and apply to the payment of the Obligations owing to it (whether or not then due), and (as security for such Obligations) the Borrower hereby grants to each Secured Party a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of the Borrower then or thereafter maintained with such Secured Party; provided, however, that any such appropriation and application shall be subject to the provisions of Section 4.8. Each Secured Party agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Secured Party; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Secured Party under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Secured Party may have.

                                    ARTICLE V
                            CONDITIONS TO TERM LOANS

         SECTION 5.1. Conditions to Term Loans. The obligations of the Lenders to fund the Term Loans shall be subject to the prior or concurrent fulfillment of each of the conditions precedent set forth in this Article to the satisfaction of the Administrative Agent.

         SECTION 5.1.1. Resolutions, Etc. The Administrative Agent shall have received from each Obligor, as applicable, with counterparts for each Lender,
(a) a certified true copy of a good standing certificate, certificate of status, certificate of compliance or other similar certificate, dated a date reasonably close to the Closing Date, for each such Person and (b) a certificate, dated the Closing Date, duly executed and delivered by such Person's Secretary or Assistant Secretary, managing member or general partner, as applicable, as to

                  (i) resolutions of each such Person's Board of Directors (or other managing body, in the case of other than a corporation) then in full force and effect without modification or recission authorizing, to the extent relevant, all aspects of the Acquisition and the transactions contemplated thereby applicable to such Person and the execution, delivery and performance of each Loan Document to be executed by such Person and the transactions contemplated hereby and thereby;

                  (ii) the incumbency and signatures of those of its officers, managing member or general partner, as applicable, authorized to act with respect to each Loan Document to be executed by such Person; and

                  (iii) the full force and validity of each Organic Document of such Person;

upon which certificates each Secured Party may conclusively rely until it shall have received a further certificate of the Secretary, Assistant Secretary, managing member or general partner, as applicable, of any such Person canceling or amending the prior certificate of such Person.

         SECTION 5.1.2. Borrower Certificate. The Administrative Agent shall have received, with counterparts for each Lender, the Borrower Certificate, dated the Closing Date and duly executed and delivered by an Authorized Officer of the Borrower, in which certificate the Borrower shall agree and acknowledge that the statements made therein shall be deemed to be true and correct representations and warranties of the Borrower as of such date, and, at the time each such certificate is delivered, such statements shall in fact be true and correct, including as to the absence of any circumstances occurring or existing since December 31, 2002 or reasonably foreseeable that could reasonably be expected to have a Material Adverse Effect. All documents and agreements required to be appended to the Borrower Certificate shall be in form and substance satisfactory to the Administrative Agent.

         SECTION 5.1.3. Organizational Documents. The Administrative Agent shall have received a copy of the Organic Documents of the Borrower and each Guarantor certified by the Secretary of State of their respective jurisdiction of organization on a date reasonably close to the Closing Date (including an organizational chart in form and substance reasonably satisfactory to the Administrative Agent).

         SECTION 5.1.4. Closing Fees, Expenses, Etc. The Administrative Agent shall have received for its own account, and for the account of each Lender, as the case may be, all fees, costs and expenses due and payable pursuant to
Section 3.3 and, if then invoiced, Section 11.3.

         SECTION 5.1.5. Financial Information, Etc. The Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent and with counterparts for each Lender,

                  (a) audited financial statements of MuniMae and its Subsidiaries for the Fiscal Year ended December 31, 2002;

                  (b) unaudited financial statements of MuniMae and its Subsidiaries for the Fiscal Quarter ended March 31, 2003;

                  (c) a pro forma balance sheet and income statement of the Borrower as of the date of the making of the Term Loans hereunder certified by the chief financial or accounting Authorized Officer of the Borrower, giving effect to the Acquisition, which shall be satisfactory to the Administrative Agent; and

                  (d) audited financial statements of TE Bond Subsidiary for the Fiscal Year ended December 31, 2002 and unaudited financial statements of TE Bond Subsidiary for the Fiscal quarter ended March 31, 2003.

         SECTION 5.1.6. Compliance Certificate. The Administrative Agent shall have received, with counterparts for each Lender, an initial Compliance Certificate on a pro forma basis as if the Term Loans had been made as of July 1, 2003 and as to such items therein as the Administrative Agent reasonably requests (including, without limitation, compliance with the financial covenants set forth in Article VII hereof after giving effect to the Acquisition), dated the date the Term Loans are made, duly executed (and with all schedules thereto duly completed) and delivered by the chief financial or accounting Authorized Officer of the Borrower, and such Compliance Certificate shall be in form and substance satisfactory to the Administrative Agent.

         SECTION 5.1.7. Opinions of Counsel. The Administrative Agent shall have received favorable legal opinions, dated the Closing Date and addressed to the Administrative Agent and all Lenders, from Gallagher Evelius & Jones LLP and Clifford Chance LLP, counsel to the Obligors, and a reliance opinion on opinions delivered under the Purchase and Sale Agreement, each in form and substance satisfactory to the Administrative Agent.

         SECTION 5.1.8. Financing Statements. As reasonably required by the Administrative Agent, all Uniform Commercial Code financing statements or other similar financing statements and Uniform Commercial Code (Form UCC-3) termination statements or other similar termination or discharge statements required pursuant to the Loan Documents (collectively, the "Filing Statements") shall have been filed.

         SECTION 5.1.9. Security Agreement. The Administrative Agent shall have received, with counterparts for each Lender, the Security Agreement, dated the Closing Date, duly executed and delivered by an Authorized Officer of each Obligor party thereto, respectively, and all Liens granted to the Administrative Agent thereunder shall be duly perfected to provide the Administrative Agent with a security interest in and Lien on all collateral granted thereunder free and clear of other Liens except as otherwise permitted by this Agreement, except to the extent consented to in writing by the Administrative Agent.

         SECTION 5.1.10. Pledge Agreement. The Administrative Agent shall have received, with counterparts for each Lender, the Pledge Agreement dated the Closing Date, duly executed and delivered by an Authorized Officer of the Borrower, MFH and TEI Holdings, and all Liens granted to the Administrative Agent thereunder shall be duly perfected to provide the Administrative Agent with a security interest in and Lien on all collateral granted thereunder free and clear of other Liens except as otherwise permitted by this Agreement, except to the extent consented to in writing by the Administrative Agent.

         SECTION 5.1.11. Pledged Security. The Administrative Agent shall have received those Pledged Shares referred to in the Pledge Agreement and the Security Agreement that are certificated, accompanied by undated stock powers executed in blank, and instruments evidencing the Pledged Debt (to be reasonably satisfactory in form and substance to the Administrative Agent) referred to in the Pledge Agreement and the Security Agreement indorsed in blank.

         SECTION 5.1.12. Solvency Certificates. The Administrative Agent shall have received Solvency Certificates duly executed by the chief financial officer or accounting Authorized Officer of each of the Borrower and the Guarantors.

         SECTION 5.1.13. Acquisition. The Acquisition and all transactions related thereto shall have been completed on terms and pursuant to the Related Documents without waiver or modification, all in form and substance reasonably satisfactory to the Administrative Agent, all as duly certified to in the Borrower Certificate.

         SECTION 5.1.14. Delivery of Term Notes. The Administrative Agent shall have received, for the account of each Lender that has requested a Term Note, such Lender's Term Note duly executed and delivered by an Authorized Officer of the Borrower.

         SECTION 5.1.15. Required Consents and Approvals. All required material consents and approvals shall have been duly obtained and be in full force and effect with respect to the transactions contemplated hereby and the continuing operations of the Borrower from (a) all relevant Governmental Authorities and
(b) any other Person whose consent or approval is so required to effect the transactions, including, without limitation all consents as to collateral assignments of license arrangements (other than the consent of Fleet National Bank to a change in control of Boston Financial Group Limited Partnership ("BFG Limited Partnership") in connection with a guarantee to Fleet National Bank by BFG Limited Partnership which has not been received; however, Lend Lease (US) Services, Inc. has provided a full indemnity to BFG Limited Partnership and TC Corp in connection with such guarantee), and all applicable waiting periods shall have expired without any action being taken by any competent authority that could restrain, prevent or otherwise impose any adverse conditions on the transactions and related financing contemplated hereby, all as duly certified to in the Borrower Certificate.

         SECTION 5.1.16. Compliance with Warranties, No Default, Etc. Both before and after giving effect to the Acquisition, the making of the Term Loans and the application of the proceeds thereof (but, if any Default of the nature referred to in Section 8.1.5 shall have occurred with respect to any other Indebtedness, without giving effect to the application, directly or indirectly, of the proceeds thereof) the following statements shall be true and correct:

                  (a) the representations and warranties set forth in each Loan Document shall, in each case, be true and correct with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); and

                  (b) no Default or Event of Default shall have then occurred and be continuing.

         SECTION 5.1.17. Issuance of Securities. The Borrower and MuniMae shall have certified to the Administrative Agent that (a) there are no restrictions, regulatory or otherwise, that would restrict the ability of MuniMae and TE Bond Subsidiary to issue Capital Securities in the public or private capital markets,
(b) there were no restrictions that would prevent MuniMae or TE Bond Subsidiary from raising proceeds in an amount sufficient to discharge the Term A Facility and the Term B Facility in full, (c) there is an effective and valid shelf registration filed by MuniMae such that MuniMae may place one or more issuances of equity securities in the capital markets generating aggregate Net Cash Proceeds for MuniMae in the amount of $60,000,000 plus a permitted increase to $72,000,000; and (d) within 15 Business Days after the Closing Date, there shall be filed a shelf registration that would enable MuniMae to place one or more issues of equity securities in an amount of at least $250,000,000; and

MuniMae is using commercially reasonable efforts to expedite the filing and effectiveness of such shelf registration.

         SECTION 5.1.18. Completion of Due Diligence. The Arranger shall have completed and be satisfied with its due diligence with respect to the Acquisition.

         SECTION 5.1.19. Satisfactory Legal Form. All documents executed or submitted pursuant hereto by or on behalf of any Obligor shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel, and the Administrative Agent and its counsel shall have received all information, approvals, opinions, documents or instruments as the Administrative Agent or its counsel may reasonably request.

         SECTION 5.1.20. Borrower's Account. The Borrower's Account shall have been established with the Administrative Agent.

         SECTION 5.1.21. Management Agreements. The Administrative Agent shall have received true and correct copies of the fee management agreements (the "Fee Management Agreements") pursuant to which TC Corp and its Subsidiaries are entitled to receive management fees from Project Partnerships and Fannie Mae in connection with the performance of its obligations thereunder, all as duly certified to by an Authorized Officer of the Borrower, and all of the right of TC Corp and such Subsidiaries to receive asset management fees from such Project Partnerships shall be subject to the Liens created under the Security Agreement and the Pledge Agreement.

         SECTION 5.1.22. Other Loan Agreements. The Administrative Agent shall have received true and correct copies of the loan agreement with respect to the warehousing line of credit provided by Fleet National Bank referred to in
Section 6.22 hereof, as duly certified to by an Authorized Officer of the Borrower.

         SECTION 5.2. Conditions to Extension. The Extension of any Lender's Maturity Date shall be subject to the following conditions precedent to the satisfaction of the Administrative Agent:

         SECTION 5.2.1. Compliance with Warranties, No Default, Etc. Both before and after giving effect to the Extension, the following statements shall be true and correct:

                  (a) the representations and warranties set forth in each Loan Document shall, in each case, be true and correct with the same effect as if made on the Extension Date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); and

                  (b) no Default or Event of Default shall have occurred and be continuing as of the Extension Date.

         SECTION 5.2.2. Pro Forma Compliance. The Administrative Agent shall have received, with counterparts for each Lender, a Compliance Certificate on a pro forma basis demonstrating in reasonable detail compliance by the Borrower with the financial covenants set forth in Article VII and all other terms and conditions hereof, dated the Extension Date, duly executed (and with all schedules thereto duly completed) and delivered by the chief financial or accounting Authorized Officer of the Borrower, and such Compliance Certificate shall be in form and substance satisfactory to the Administrative Agent.

         SECTION 5.2.3. No Material Adverse Change. The Administrative Agent shall have received, with counterparts for each Lender, a certificate dated the Extension Date and duly executed and delivered by an Authorized Officer of the Borrower, in which certificate the Borrower shall agree and acknowledge that the statements made therein shall be deemed to be true and correct representations and warranties of the Borrower as of such date, and, at the time each such certificate is delivered, such statements shall in fact be true and correct, including as to the absence of any circumstances occurring or existing since the Closing Date or any circumstances reasonably foreseeable by the Borrower, in each case that could reasonably be expected to have a Material Adverse Effect.

         SECTION 5.2.4. Extension Fee. The Administrative Agent shall have received on or prior to the Extension Date, for the account of each Lender whose Maturity Date is scheduled to be extended, an extension fee equal to 1% per annum on the aggregate amount of such Lender's Term Loans outstanding on the Extension Date.

                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES

                  In order to induce the Secured Parties to enter into this Agreement and to make the Term Loans hereunder, each of the Borrower and the Guarantors represents and warrants to each Secured Party as set forth below.

         SECTION 6.1. Organization, Etc. The Borrower and each other Obligor is validly organized and existing and in good standing under the laws of the state or jurisdiction of its incorporation or organization, is duly qualified to do business and is in good standing as a foreign entity in each jurisdiction where the nature of its business requires such qualification, and has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its Obligations under each Loan Document and Related Document to which it is a party, to own and hold under lease its property and to conduct its business substantially as currently conducted by it.

         SECTION 6.2. Due Authorization, Non-Contravention, Etc. The execution, delivery and performance by each Obligor of each Loan Document and Related Document executed or to be executed by it, each Obligor's participation in the consummation of all aspects of the Acquisition, and the execution, delivery and performance by the Borrower or (if applicable) any Obligor of the agreements executed and delivered by it in connection with the transactions contemplated herein are in each case within such Person's powers, have been duly authorized by all necessary action, and do not

                  (a) contravene or result in a default under (i) any Obligor's Organic Documents, (ii) any contractual restriction binding on or affecting any Obligor, (iii) any court decree or order binding on or affecting any Obligor or (iv) any law or governmental regulation binding on or affecting any Obligor; or

                  (b) result in, or require the creation or imposition of, any Lien on any Obligor's properties (except as permitted by this Agreement).

         SECTION 6.3. Government Approval, Regulation, Etc. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other Person (other than those that have been, or on the Closing Date will be, duly obtained or made and which are, or on the Closing Date will be, in full force and effect) is required for the consummation of the transactions contemplated herein or the Acquisition or the due execution, delivery or performance by any Obligor of any Loan Document or Related Document to which it is a party, or for the due execution, delivery and/or performance of documents evidencing the transactions contemplated herein, in each case by the parties thereto. Neither the Borrower nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         SECTION 6.4. Validity, Etc. This Agreement, the Related Documents and the other documents which evidence the transactions contemplated herein have been duly executed and delivered and constitute, and each other Loan Document executed by the Borrower will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms; and each Loan Document executed by each other Obligor will, on the due execution and delivery thereof by such Obligor, constitute the legal, valid and binding obligation of such Obligor enforceable against such Obligor in accordance with its terms (except, in any case, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws from time to time in effect affecting creditors' rights generally and by general principles of equity).

         SECTION 6.5. Financial Information. The financial statements of the Guarantors and the Borrower furnished to the Administrative Agent and each Lender pursuant to Section 5.1.5 have been prepared in accordance with GAAP consistently applied, and present fairly the consolidated financial condition of the Persons covered thereby as at the dates thereof and the results of their operations for the periods then ended. All balance sheets, all statements of income and of cash flow and all other financial information of the Borrower, the Guarantors and their Subsidiaries furnished pursuant to Section 7.1.1 have been and will for periods following the Closing Date be prepared in accordance with GAAP consistently applied with the financial statements delivered pursuant to
Section 5.1.5, and do or will present fairly the consolidated financial condition of the Persons covered thereby as at the dates thereof and the results of their operations for the periods then ended. There are no material liabilities of the Borrower, the Guarantors or any of their Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable, or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than those liabilities provided for or disclosed in the most recently delivered financial statements.

         SECTION 6.6. No Material Adverse Change. There has been no material adverse change in the business, assets, revenues, debt service capacity, tax position, environmental liability, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower, any Guarantor, the Borrower and its Subsidiaries taken as a whole or TC Corp and its Subsidiaries, taken as a whole, since December 31, 2002.

         SECTION 6.7. Litigation, Labor Controversies, Etc. There is no pending or, to the knowledge of the Borrower, threatened litigation, action, proceeding or labor controversy

                  (a) except as disclosed in Item 6.7 of the Disclosure Schedule, affecting the Borrower, the Guarantors or any of their Subsidiaries, or any of their respective properties, businesses, assets or revenues, which could reasonably be expected to have a Material Adverse Effect, and no adverse development has occurred in any labor controversy, litigation, arbitration or governmental investigation or proceeding disclosed in Item 6.7; or

                  (b) which purports to affect the legality, validity or enforceability of any Loan Document, the other documents evidencing the transactions contemplated herein and the other transactions contemplated herein.

         SECTION 6.8. Subsidiaries. The Borrower has no Subsidiaries, except those Subsidiaries which are identified in Item 6.8 of the Disclosure Schedule and attached hereto as Schedule III is a true, complete and correct copy of an organizational chart for the Borrower and its Subsidiaries.

         SECTION 6.9. Ownership of Properties. The Borrower has, in the case of owned personal property, good and valid title to all of its properties and assets, tangible and intangible, of any nature whatsoever, free and clear in each case of all Liens or claims, except for Permitted Liens.

         SECTION 6.10. Franchises, Patents, Copyrights, Etc. The Borrower and its Subsidiaries possess all franchises, patents, copyrights, trademarks, trade names, service marks, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of their business substantially as now conducted without known conflict with any rights of others.

         SECTION 6.11. Accuracy of Information. None of the factual information heretofore or contemporaneously furnished in writing to any Secured Party by or on behalf of any Obligor in connection with any Loan Document or any transaction contemplated hereby (including the Confidential Memorandum) contains any untrue statement of a material fact, or omits to state any material fact necessary to make any information not misleading, and no other factual information hereafter furnished in connection with any Loan Document by or on behalf of any Obligor to any Secured Party will contain any untrue statement of a material fact or will omit to state any material fact necessary to make any information not misleading on the date as of which such information is dated or certified. The Borrower has heretofore furnished the Administrative Agent with true and complete copies of the Purchase and Sale Agreement, the Fee Management Agreements and the Restated Operating Agreement for TE Bond Subsidiary, as in effect on the Closing Date. The representations and warranties contained in the Purchase and Sale Agreement are true and complete in all material aspects as of the Closing Date.

         SECTION 6.12. Regulations U and X. No Obligor is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Term Loan will be used, directly or indirectly, to purchase or carry margin stock or otherwise for a purpose which violates, or would be inconsistent with, F.R.S. Board Regulation U or Regulation X. Terms for which meanings are provided in F.R.S. Board Regulation U or Regulation X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

         SECTION 6.13. Solvency. After giving effect to the incurrence of the Term Loans and the consummation of the Acquisition, each of the Borrower and the Guarantors is Solvent.

         SECTION 6.14. Compliance with Laws; Authorizations. Each of the Borrower and the Guarantors has complied in all material respects with all applicable statutes, rules, regulations, orders and restrictions of any Governmental Authority having jurisdiction over the conduct of its businesses or the ownership of its properties, including, without limitation, those relating to public health and safety, except to the extent such compliance could not reasonably be expected to have a Material Adverse Effect. The Borrower has not received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable federal, state and local health and safety statutes and regulations which non-compliance could be reasonably expected to have a Material Adverse Effect. The Borrower has obtained all authorizations necessary and appropriate to own and operate its businesses and all such authorizations are in full force and effect, except where the failure to so obtain such authorizations or to so keep such authorizations in full force and effect could not be reasonably expected to have a Material Adverse Effect.

         SECTION 6.15. Absence of Any Undisclosed Liabilities. There are no liabilities of the Borrower of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances, which could reasonably be expected to result in a Material Adverse Effect, other than those liabilities provided for or disclosed in the most recently delivered financial statements or on Item
6.7 of the Disclosure Schedule.

         SECTION 6.16. Priority of Security Interests. The Liens granted to the Administrative Agent in the Collateral are first priority (or the local equivalent thereof) security interests and no Liens exist on any of the collateral described above other than the Liens created in favor of the Administrative Agent pursuant to a Loan Document and the Permitted Liens.

         SECTION 6.17. Material Contracts. The Borrower is not in breach of, or in default under, any Material Contract.

         SECTION 6.18. Insurance. Item 6.19 of the Disclosure Schedule accurately sets forth as of the Closing Date all material insurance policies and programs currently in effect with respect to the respective property, assets and business of the Borrower and Subsidiaries including, without limitation, business interruption insurance, property risk insurance and general liability insurance, specifying for each such policy and program, (a) the amount thereof,
(b) the risks insured against thereby, (c) the name of the insurer and each insured party thereunder, (d) the policy or other identification number thereof, and (e) the expiration date thereof. Such insurance policies and programs are currently in full force and effect, in compliance with the requirements of
Section 7.1.6 hereof and, together with payment by the insured of scheduled deductible payments, are in amounts sufficient to cover the replacement value of the respective property and assets of the Borrower and/or their Subsidiaries.

         SECTION 6.19. ERISA, Etc. (a) Set forth in Item 6.20 of the Disclosure
Schedule is a complete and accurate list of all Pension Plans, Multiemployer Plans and Welfare Plans.

         (b) No ERISA Event has occurred or is reasonably expected to occur with respect to any Pension Plan that has resulted in or is reasonably expected to result in a material liability of any Obligor or any ERISA Affiliate.

         (c) Schedule B (Actuarial Information) to the most recent annual report (Form 5500 Series) for each Pension Plan, copies of which have been filed with the Internal Revenue Service and furnished to the Lenders, is complete and accurate and fairly presents the funding status of such Pension Plan, and since the date of such Schedule B there has been no material adverse change in such funding status.

         (d) Neither any Obligor nor any ERISA Affiliate has incurred or is reasonably expected to incur any material Withdrawal Liability to any Multiemployer Plan.

         (e) Neither any Obligor nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no such Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA.

         SECTION 6.20. Taxes. (a) Neither any Obligor nor any of its Subsidiaries is party to any tax sharing agreement other than a tax sharing agreement approved by the Required Lenders.

         (b) Each Obligor and each of its Subsidiaries and Affiliates has filed, has caused to be filed or has been included in all tax returns (Federal, state, local and foreign) required to be filed and has paid all taxes shown thereon or otherwise due, together with applicable interest and penalties.

         (c) Set forth on Part I of Item 6.21 of the Disclosure Schedule is a complete and accurate list, as of the date hereof, of each taxable year of each Obligor and each of its Subsidiaries for which Federal income tax returns have been filed and for which the expiration of the applicable statute of limitations for assessment or collection has not occurred by reason of extension or otherwise (an "Open Year").

         (d) The aggregate unpaid amount, as of the date hereof, of adjustments to the Federal income tax liability of each Obligor and each of its Subsidiaries proposed by the Internal Revenue Service with respect to Open Years does not exceed $1,000,000. Set forth on Part II of Item 6.21 of the Disclosure Schedule is a complete and accurate description, as of the date hereof, of each such item that separately, for all such Open Years, together with applicable interest and penalties, exceeds $100,000. No issues have been raised by the Internal Revenue Service in respect of Open Years that, in the aggregate, could be reasonably likely to have a Material Adverse Effect.

         (e) The aggregate unpaid amount, as of the date hereof, of adjustments to the state, local and foreign tax liability of each Obligor and its Subsidiaries proposed by all state, local and foreign taxing authorities (other than amounts arising from adjustments to Federal income tax returns) does not exceed $1,000,000. No issues have been raised by such taxing authorities that, in the aggregate, could be reasonably likely to have a Material Adverse Effect.

         (f) The Acquisition will not be taxable to the Borrower or any of its Subsidiaries or Affiliates.

         (g) No "ownership change" as defined in Section 382(g) of the Internal Revenue Code, and no event that would result in the application of the "separate return limitation year" or "consolidated return change of ownership" limitations under the Federal income tax consolidated return regulations, has occurred with respect to the Borrower since January 1, 1998.

         SECTION 6.21. Partnership Tax Status. For purposes of Federal income taxation, MuniMae is a publicly traded partnership not taxable as a corporation.

         SECTION 6.22. No Restriction on Distributions. Except for (i) the limitations on distributions with respect to preferred and common stock of TE Bond Subsidiary currently contained in the Amended and Restated Operating Agreement of TE Bond Subsidiary (including the exhibits thereto) (ii) restrictions contained in the Loan Documents and (iii) restrictions on distributions in the event of a default on MuniMae's warehousing line of credit with Fleet National Bank, there are no restrictions on distributions from the Borrower, any Guarantor or any of their Subsidiaries.

                                   ARTICLE VII
                                    COVENANTS

         SECTION 7.1. Affirmative Covenants. The Borrower covenants and agrees with each Lender and the Administrative Agent that until the Termination Date has occurred, the Borrower will perform or cause to be performed the obligations set forth below.

         SECTION 7.1.1. Financial Information, Reports, Notices, Etc. The Borrower will furnish or cause to be furnished to the Administrative Agent (with sufficient copies for each Lender) copies of the following financial statements, reports, notices and information (all in form reasonably satisfactory to the Administrative Agent):

                  (a) promptly after becoming available and in any event within 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, an unaudited consolidated balance sheet of the Borrower, the Guarantors (other than TEI Holdings) and TE Bond Subsidiary as of the end of such Fiscal Quarter and consolidated statements of income and cash flow of the Borrower, the Guarantors (other than TEI Holdings) and TE Bond Subsidiary for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, and including (in each case), in comparative form, the figures for the corresponding Fiscal Quarter in, and year to date portion of, the immediately preceding Fiscal Year, together with a schedule of commitments and contingencies as of the end of such Fiscal Quarter for TEI Holdings, certified as complete and correct in accordance with GAAP as described in Section 1.4 by the chief financial or accounting Authorized Officer of the Borrower, the Guarantors and TE Bond Subsidiary, as applicable;

                  (b) promptly after becoming available and in any event within 120 days after the end of each Fiscal Year, a copy of the consolidated balance sheet of the Borrower, the Guarantors and TE Bond Subsidiary, and the related consolidated statements of income and cash flow of the Borrower, the Guarantors and TE Bond Subsidiary for such Fiscal Year, setting forth in comparative form the figures for the immediately preceding Fiscal Year, audited (without any Impermissible Qualification) by Pricewaterhouse Coopers LLP or other independent public accountants acceptable to the Administrative Agent in accordance with GAAP as described in Section 1.4 and stating that, in performing the examination necessary to deliver the audited financial statements of the Borrower, the Guarantors and TE Bond Subsidiary, as applicable, either no knowledge was obtained of any Event of Default or, if such knowledge was obtained, the nature thereof;

                  (c) concurrently with the delivery of the financial information pursuant to clauses (a) and (b), a Compliance Certificate, executed by the chief financial or accounting Authorized Officer of the Borrower, stating that no Default has occurred and is continuing (or, if a Default has occurred, specifying the details of such Default and the action that the Borrower or an Obligor has taken or proposes to take with respect thereto);

                  (d) promptly after becoming available, any audited consolidated balance sheet and the related consolidated statements of income and of cash flows for the fiscal year, ended June 30, 2002 and June 30, 2003, respectively, of the Purchased Entities;

                  (e) promptly upon the Borrower obtaining knowledge (i) of any condition or event which constitutes an Event of Default or Default, or becoming aware that any Lender or the

         Administrative Agent has given any notice with respect to a claimed Event of Default or Default under this Agreement; (ii) that any Person has given any notice to the Borrower or any Subsidiary of the Borrower or taken any other action with respect to a claimed default or event or condition of the type referred to in Section 8.1.5 or with respect to a claimed default or event or condition under any Material Contract;
         (iii) of any condition or event which has or is reasonably likely to have a Material Adverse Effect, the Borrower shall deliver to the Administrative Agent and the Lenders an officer's certificate specifying (x) the nature and period of existence of any such claimed default, Event of Default, Default, condition or event, (y) the notice given or action taken by such Person in connection therewith, and (z) what action the Borrower has taken, is taking and proposes to take with respect thereto; or (iv) of any default under any Material Contract (including the preferred share indenture of TE Bond Subsidiary);

                  (f) as soon as possible and in any event within three days after the Borrower or any other Obligor obtains knowledge of (i) the occurrence of any material adverse development with respect to any litigation, action, proceeding or labor controversy described in Item
         6.7 of the Disclosure Schedule or (ii) the commencement of any litigation, action, proceeding or labor controversy of the type and materiality described in Section 6.7, notice thereof and, to the extent the Administrative Agent requests, copies of all pleadings and correspondence with opposing and third parties relating thereto;

                  (g) promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports that MuniMae or TE Bond Subsidiary sends to its stockholders, and copies of all regular, periodic and special reports, and all registration statements, that any Obligor or any of its Subsidiaries files with the Securities and Exchange Commission or any governmental authority that may be substituted therefor, or with any national securities exchange;

                  (h) promptly but, in any event, within three Business Days after an Authorized Officer becoming aware of (i) the institution of any steps by any Person to terminate any Pension Plan, (ii) the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under Section 302(f) of ERISA, (iii) the taking of any action with respect to a Pension Plan which could result in the requirement that any Obligor furnish a bond or other security to the PBGC or such Pension Plan, or (iv) the occurrence of any event with respect to any Pension Plan which could result in the incurrence by any Obligor of any material liability, fine or penalty, notice thereof and copies of all documentation relating thereto;

                  (i) promptly upon receipt thereof, copies of all "management letters" submitted to the Borrower or any other Obligor by the independent public accountants referred to in clause (b) in connection with each audit made by such accountants;

                  (j) concurrently with the delivery of financial statements pursuant to clause (b) of this Section 7.1.1, information relating to off balance sheet commitments as disclosed in the Borrower's Form 10K and Form 10Q filed with the Securities and Exchange Commission and the Joint Ventures' direct and contingent financial obligations in excess of $5,000,000 not otherwise disclosed in such financial statements;

                  (k) written notice of each of the following upon the occurrence thereof (in each case other than events relating to securitization programs or in the ordinary course consistent with past practices): (i) a sale, transfer or other disposition of any asset, in a single transaction, or series of related transactions, for consideration in excess of $15,000,000, (ii) an acquisition of assets in a single transaction or series of related transactions, for consideration in excess of $15,000,000, and (iii) the grant of a Lien with respect to assets in a single transaction or series of related transactions, in connection with Indebtedness aggregating an amount in excess of $50,000,000;

                  (l) such publicly available information as is provided by the Borrower to its institutional investors from time to time, including, without limitation, at any time a Default or Event of Default shall have occurred and is continuing; and

                  (m) such other financial and other information pertaining to the Borrower as any Lender through the Administrative Agent may from time to time reasonably request (including information and reports in such detail as the Administrative Agent may request with respect to the terms of and information provided pursuant to the Compliance Certificate).

         SECTION 7.1.2. Maintenance of Existence; Compliance with Laws, Etc. The Borrower will, and will cause each other Obligor to, (a) do all things necessary to remain duly organized, validly existing and in good standing in its jurisdiction of organization and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted; (b) do all things reasonably necessary to renew, extend and continue in effect all authorizations which may at any time and from time to time be necessary to operate and own the business and assets of the Borrower in compliance with all applicable laws and regulations, except in each case where the failure to so comply could not reasonably be expected to have a Material Adverse Effect; (c) obtain and maintain all licenses, permits and approvals necessary or desirable to carry on business and make, on or before when due, all filings required by all Governmental Authorities (including material change reports), (d) comply in all material respects with all applicable laws, rules, regulations, agreements and orders, including (i) any such applicable laws, rules, regulations and orders with respect to any Pension Plan, and (ii) the payment (before the same become delinquent), of (A) all Taxes imposed upon the Borrower or upon its property except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside on the books of the Borrower, and (B) at or before maturity or before they become delinquent, as the case may be, in accordance with industry practice (subject, where applicable, to specified grace periods), all its payment obligations of whatever nature and any additional costs that are imposed as a result of any failure to so pay, discharge or otherwise satisfy such obligations, except when the amount or validity of such obligations and costs is currently being contested in good faith by appropriate proceedings and reserves, if applicable, in conformity with GAAP with respect thereto have been provided on the books of the Borrower.

         SECTION 7.1.3. Books and Records. The Borrower will keep books and records in accordance with GAAP which accurately reflect all of its business affairs and transactions and permit each Secured Party or any of their respective representatives, at reasonable times and intervals upon reasonable notice to the Borrower, to visit each Obligor's offices, to discuss such Obligor's financial matters with its officers and employees, and its independent public accountants (and the Borrower hereby authorizes such independent public accountant to discuss each Obligor's financial matters with each Secured Party or their representatives whether or not any representative of such Obligor is present) and to examine (and photocopy extracts from) any of its books, records and accounts including any "management letters" prepared by independent accountants. The Borrower shall pay any fees of such independent public accountant incurred in connection with any Secured Party's exercise of its rights pursuant to this Section.

         SECTION 7.1.4. Use of Proceeds. The Borrower will apply the proceeds of
(a) the Term A Loans solely to finance the Acquisition through an intercompany loan from the Borrower to TC Corp evidenced by the TC Corp Note and (b) the Term B Loans for TC Corp's general corporate purposes

(other than to purchase, directly or indirectly, any "margin stock" (as defined in Regulation U of the F.R.S. Board), in all cases to provide a bridge to a series of capital market transactions (including without limitation any bank credit facilities) including a permanent take-out financing of the Facilities.

         SECTION 7.1.5. Future Security, Etc. The Borrower shall, and shall cause each applicable Obligor to, execute any documents, Filing Statements, agreements and instruments, and take all further action (including filing mortgages) that may be required under applicable law, or that the Administrative Agent may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and first priority (subject to Permitted Liens) of the Liens created or intended to be created by the Loan Documents on the assets of the Borrower or such Obligor. In addition, from time to time, the Borrower shall, and shall cause each applicable Obligor to, at its cost and expense, promptly secure the Obligations by pledging or creating, or causing to be pledged or created, perfected Liens with respect to its assets and properties, it being agreed that it is the intent of the parties that the Obligations shall be secured by, among other things, all the Capital Securities of TE Bond Subsidiary (other than the preferred shares of TE Bond Subsidiary), the TC Corp Note and the assets constituting the Purchased Entities (including property acquired subsequent to the Closing Date). Such Liens will be created under the Loan Documents in form and substance satisfactory to the Administrative Agent, and the Borrower and the applicable Obligor shall deliver or cause to be delivered to the Administrative Agent all such instruments and documents (including legal opinions, title insurance policies and lien searches) as the Administrative Agent shall reasonably request to evidence compliance with this Section.

         SECTION 7.1.6. AIC Guaranty. Upon the occurrence of the AIC Acquisition Date, AIC shall (a) deliver to the Administrative Agent a duly authorized and executed assumption agreement (the "Assumption Agreement") pursuant to which it shall become a Guarantor and Obligor under this Agreement, (b) deliver an officer's certificate including incumbency signatures for al officers of AIC authorized to execute any of the agreements, documents and instruments described in clause (a) above and attaching certified copies of the Organic Documents of AIC and resolutions (or other authorizing action), (c) cause an opinion of counsel (from Gallagher Evelius & Jones LLP and Clifford Chance LLP or such other counsel reasonably satisfactory to the Administrative Agent) to be delivered as to AIC's due execution, authorization and delivery of the Assumption Agreement and the enforceability thereof on AIC, in form and substance reasonably satisfactory to the Administrative Agent.

         SECTION 7.1.7. Covenant to Give Guaranty and Security. Upon (x) the request of the Administrative Agent following the occurrence and during the continuance of a Default, (y) the formation or acquisition of any new direct Subsidiary by TC Corp or (z) the acquisition of any material property by TC Corp, and such property, in the judgment of the Administrative Agent, shall not already be subject to a perfected first priority security interest (subject to any Liens permitted by the Loan Documents and imposed in accordance therewith) in favor of the Administrative Agent for the benefit of the Secured Parties, then the Borrower shall, at such Borrower's expense:

                  (a) in connection with the formation or acquisition of a Subsidiary, within 10 days after such formation or acquisition, cause such Subsidiary to duly execute and deliver to the Administrative Agent a Guaranty Supplement, in form and substance satisfactory to the Administrative Agent, guaranteeing the Obligations of TC Corp and each other Obligor under the Loan Documents,

                  (b) within 15 days after such request, formation or acquisition, duly execute and deliver, and cause each such Subsidiary to duly execute and deliver, to the Administrative Agent pledges, assignments, security agreement supplements and other security agreements with respect to such properties, as specified by and in form and substance satisfactory to the Administrative Agent, securing payment of all the Obligations of such Subsidiary under the Loan Documents and constituting Liens on all such properties,

                  (c) within 30 days after such request, formation or acquisition, take, and cause such Subsidiary to take, any and all reasonable action (including, without limitation, the filing of Filing Statements, the giving of notices and the endorsement of notices on title documents) that may be necessary or advisable in the reasonable opinion of the Administrative Agent to vest in favor of the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid, enforceable and subsisting Liens on the properties purported to be subject to pledges, assignments, security agreement supplements and security agreements delivered pursuant to this Section 7.1.7, and

                  (d) at any time and from time to time, promptly execute and deliver any and all further instruments and documents and take all such other action as the Administrative Agent may reasonably deem necessary or desirable in obtaining the full benefits of, or in perfecting and preserving the Liens created or intended to be created by, the Collateral Documents.

         SECTION 7.1.8. Insurance. The Borrower shall maintain for itself and its Subsidiaries, or shall cause each of its Subsidiaries to maintain, in full force and effect the insurance policies and programs listed in Item 6.19 of the Disclosure Schedule, including, without limitation, business interruption insurance, property risk insurance and general liability insurance, or substantially similar policies and programs or other policies and programs as are reasonably acceptable to the Administrative Agent. All such policies and programs shall be maintained with insurers reasonably acceptable to the Administrative Agent.

         SECTION 7.1.9. Maintenance of Business. The Borrower shall, and shall cause each of its Subsidiaries to, maintain in all material respects all of their respective owned and leased property in good, safe and insurable condition and repair, subject to damage and destruction due to fires or other casualties, and not permit, commit or suffer any waste or abandonment of any such property and from time to time shall make or cause to be made all material repairs, renewal and replacements thereof, including, without limitation, any capital improvements which may be required to maintain the same in good condition and repair; provided, however, that such Property may be altered or renovated in the ordinary course of business of the Borrower or such applicable Subsidiary. Without any limitation on the foregoing, the Borrower shall maintain the real property in a manner such that each real property can be used in the manner and substantially for the purposes such real property is used on the Closing Date, including, without limitation, maintaining all utilities, access rights, zoning and necessary permits for such real property.

         SECTION 7.1.10. Ownership of Property. The ownership of at least 80% of the Consolidated Business shall be held by the Borrower, the Guarantors and the Guarantors' respective Subsidiaries.

         SECTION 7.1.11. Management of Business. The Borrower shall, and shall cause each of their Subsidiaries to, manage their business in accordance with prudent industry practice.

         SECTION 7.1.12. Management Fees. Each of the Borrower and the Guarantors shall cause each Fund, as limited partner of its Project Partnership, to use its best efforts to collect the asset management fees payable to it by such Project

Partnership pursuant to the partnership agreement of such Project Partnership. Each Guarantor shall cause each Fund to promptly remit the asset management fees received by such Fund to such Guarantor.

         SECTION 7.1.13. Maintenance of Status. MuniMae shall at all times (a) remain publicly traded on the New York Stock Exchange or other national stock exchange; (b) maintain its exemption from Federal income taxation as a publicly traded partnership not taxable as a corporation and (c) retain direct or indirect management and control of TC Corp.

         SECTION 7.1.14. Distribution of Income. The Borrower shall cause all of its Subsidiaries to promptly distribute to the Borrower (but not less frequently than once each fiscal quarter of the Borrower, unless otherwise approved by the Administrative Agent), whether in the form of dividends, distributions or otherwise, all profits, proceeds or other income of such Subsidiaries (except for profits, proceeds or other income subject to limitations on distributions with respect to preferred and common stock of TE Bond Subsidiary referred to in
Section 6.22 and under the Fleet Indebtedness referred to in Section 7.2.2) after (a) the payment by each Subsidiary of its Indebtedness service and operating expenses for such quarter and (b) the establishment of reasonable reserves for (i) working capital and (ii) the payment of operating expenses not paid on at least a quarterly basis and capital improvements to be made to such Subsidiary's assets and properties approved by such Subsidiaries in the ordinary course of business consistent with its past practices.

         SECTION 7.1.15. Shelf Registration. MuniMae shall file, within 15 Business Days after the Closing Date, a shelf registration that would enable MuniMae to place one or more issues of equity securities in an amount of at least $250,000,000; and MuniMae shall use commercially reasonable efforts to expedite the effectiveness of such shelf registration.

         SECTION 7.1.16. Account Control Agreements. No later than 30 days after the Closing Date, the Borrower shall deliver the Account Control Agreements referred to in the Security Agreement, in substantially the form of Exhibit B to the Security Agreement, duly executed by each Pledged Account Bank referred to in the Security Agreement, provided that if any Pledged Account Bank referred to in the Security Agreement does not agree to execute and deliver an Account Control Agreement in substantially the form of Exhibit B to the Security Agreement, the Borrower will have an additional 20 days to find a replacement Pledged Account bank in order to satisfy this Section 7.1.16.

         SECTION 7.1.17. IP Filings. No later than 10 days after the Closing Date, the Borrower shall duly submit an executed Intellectual Property Security Agreement referred to in the Security Agreement and any other supporting documents to the U.S. Patent and Trademark Office for recordation with such office, to the extent any collateral security of the type covered by such Agreements exists.

         SECTION 7.1.18. BFG Limited Partnership. No later than 10 days after the Closing Date, the Borrower, TC Corp and BFGLP shall either (i) cause BFG Limited Partnership to merge with and into BFGLP, with BFGLP as the surviving entity or (ii) in the event that the merger referred to in clause (i) above shall not have occurred, then, on or prior to the tenth day after the Closing Date, cause BFG Limited Partnership to duly execute and deliver to the Administrative Agent a Guaranty Supplement and a Security Agreement Supplement (as defined in the Security Agreement) and such other documents and instruments that the Administrative Agent shall reasonably request, each in form and substance satisfactory to the Administrative Agent.

         SECTION 7.1.19. All Assets Covenant. No later than 10 Business Days after the delivery by the Borrower to the Administrative Agent of the audited consolidated financial statements of TC Corp and its

Subsidiaries for the Fiscal Year ended December 31, 2003 pursuant to Section 7.1.1(b), the Borrower shall have entered into an amendment to this Agreement reasonably satisfactory to the Administrative Agent providing for the addition of a financial covenant requiring a minimum value of all assets of TC Corp and its Subsidiaries on a consolidated basis.

         SECTION 7.2. Negative Covenants. Each of the Obligors covenants and agrees with each Lender and the Administrative Agent that until the Termination Date has occurred, such Obligor will perform or cause to be performed the obligations set forth below.

         SECTION 7.2.1. Business Activities. Such Obligor will not, and will not permit any of their Subsidiaries to, engage in any business activity except its current line of business.

         SECTION 7.2.2. Indebtedness. TC Corp, BFGLP, BFG Investments and BFRP will not create, incur, assume or suffer to exist, or permit any of their respective Subsidiaries to create, incur, assume or suffer to exist, any Indebtedness, except:

                  (a) Indebtedness under the Loan Documents;

                  (b) Indebtedness of TC Corp owed to the Borrower under the TC Corp Note;

                  (c) the Surviving Indebtedness; and

                  (d) completely subordinated guaranties with respect to the Fleet Indebtedness referred to below, which guaranties shall contain standstill provisions prohibiting the exercise of rights and remedies so long as any Obligations are outstanding as well as subordination and other provisions satisfactory to the Administrative Agent.

         The Borrower will not, and will not permit its Subsidiaries to, modify its warehousing line of credit with Fleet National Bank ("Fleet Indebtedness") except on terms that are not inconsistent with this Agreement, do not restrict any actions permitted under this Agreement and are otherwise, as to matters that could adversely effect the interests or rights of the Administrative Agent or the Lenders, reasonably satisfactory to the Administrative Agent (such satisfaction not to be unreasonably withheld or delayed).

         SECTION 7.2.3. Liens. Such Obligor will not, and will not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien upon any of their respective property, revenues or assets (including Capital Securities), whether now owned or hereafter acquired, except existing and future:

                  (a) Liens securing payment of the Obligations;

                  (b) judgment Liens in existence for less than 45 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies and which do not otherwise result in an Event of Default under Section 8.1.6;

                  (c) Liens for Taxes not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books; and

                  (d) other Liens granted on any assets (other than all or any portion of the Collateral and any other assets of TC Corp or any of its Subsidiaries).

         SECTION 7.2.4. Investments. None of TEI Holdings, TC Corp, BFGLP, BFG Investments and BFRP (the "Specified Obligors") will, or will permit their Subsidiaries to, purchase, make, incur, assume or permit to exist any Investment in any other Person, except:

                  (a) Cash Equivalent Investments; and

                  (b) (i) bonds relating to real estate in the ordinary course of business, (ii) loans made to owners and developers of residential properties in the ordinary course of business, and (iii) equity investments in multi-family properties (or entities owning multi-family properties) in the ordinary course of business in an aggregate amount not to exceed 20% of the Consolidated Total Assets of the Borrower; and

                  (c) additional Subsidiaries created in connection with the operations of the Obligors' and their Subsidiaries' business in the ordinary course of business consistent with past practice; provided that any new subsidiaries of TC Corp created hereunder shall be a wholly-owned Subsidiary of TC Corp;

provided, however, that (x) any Investment which when made complies with the requirements of the definition of the term "Cash Equivalent Investment" may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements and (y) for the avoidance of doubt, none of the Specified Obligors (as defined above) or any of their Subsidiaries may enter into any guarantees or other Contingent Obligations in favor of any Persons other than (1) the Administrative Agent and the Lenders, and (2) guarantees by TEI Holdings in the ordinary course of its business consistent with past practice.

         SECTION 7.2.5. Restricted Payments, Etc. None of the Obligors will, or will permit their Subsidiaries to, declare or make a Restricted Payment except that (a) MuniMae shall be permitted to make regular quarterly dividend distributions so long as no Default or Event of Default shall have occurred and be continuing or result therefrom, provided further that each such distribution shall not exceed 100% of the average quarterly cash flow available for common share distribution for the immediately preceding rolling four-quarter period,
(b) TE Bond Subsidiary shall be permitted to make all distributions required as of the date hereof on its preferred shares as and when payable, (c) any Obligor or Subsidiary (other than TC Corp or any of its Subsidiaries) may make a Restricted Payment to any other Obligor or Subsidiary, (d) TC Corp and its Subsidiaries may make a Restricted Payment for the purpose of making payments in respect of the TC Corp Note, and (e) upon the effectiveness of the amendment to this Agreement referred to in Section 7.1.19 and subject to the provisions of such amendment, TC Corp or any of its Subsidiaries may make a Restricted Payment to any other Obligor or Subsidiary.

         SECTION 7.2.6. Payment on Indebtedness. None of the Obligors will, or will permit their Subsidiaries to, repay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Indebtedness, except (a) the prepayment of the Term Loans in accordance with the terms of this Agreement and (b) regularly scheduled or required repayments or redemptions of Permitted Indebtedness as required as of the Closing Date, or amend, modify or change in any manner any term or condition of any Surviving Indebtedness that would make such Indebtedness more restrictive or require any earlier payments thereon, or permit any of its Subsidiaries to do any of the foregoing, other than (x) amendments, modifications and changes to the terms and conditions of the existing credit arrangement with Fleet National Bank, as effected in (i) the Amended and Restated Loan and Letter of Credit Agreement dated as of July 16, 2003 among Fleet National Bank, MuniMae and certain of its Affiliates defined therein as "Borrower" and "Guarantors," a true, complete and accurate copy of which is attached hereto as Annex A, (ii) the Joint and Several Guaranty dated as of July 16, 2003 made by MuniMae, MFH, Midland Equity Corporation and Midland Mortgage Investment Corporation in favor of Fleet National Bank, a true, complete and accurate copy of which is attached hereto as Annex B, (iii) the Subordinated Joint and Several Guaranty dated as of July 16, 2003 made by TC Corp, BFGLP, BFRP and BFG Investments in favor of Fleet National Bank, a true, complete and accurate copy of which is attached hereto as Annex C, (iv) the Amended and Restated Revolving Credit Note dated July 16, 2003 in the principal amount of $75,000,000 made by MMA Financial Warehousing, LLC, MMA Financial Bond Warehousing, LLC and MMA Special Limited Partner, Inc. to Fleet National Bank, a true, complete and accurate copy of which is attached hereto as Annex D, and (v) the Letter Agreement dated July 16, 2003 between MuniMae and Fleet National Bank with respect to certain post-closing matters, a true, complete and accurate copy of which is attached hereto as Annex E, it being acknowledged by the Administrative Agent and the Lenders that such amendments, modifications and changes are hereby permitted, notwithstanding any contrary provision of the Loan Documents, and (y) to prepay any Indebtedness payable to the Borrower. Notwithstanding the foregoing or any other contrary provision of the Loan Documents, the Administrative Agent and the Lenders acknowledge that, for the avoidance of doubt: (a) advances made under the agreements and instruments describing and evidencing the Fleet Indebtedness may be repaid prior to the scheduled maturity dates applicable thereto under such agreements; and (b) amendments to and modifications of such agreements and instruments (including waivers thereof) may be made in the ordinary course of business consistent with past practices applicable to the Obligors' and their Subsidiaries' Low Income Housing Tax Credit business or the administration of the Fleet Indebtedness and such agreements and instruments.

         SECTION 7.2.7. Consolidation, Merger, Acquisitions, Etc. None of the Obligors will, or will permit their Subsidiaries to, liquidate or dissolve, consolidate with, or merge into or with, any other Person, or purchase or otherwise acquire all or substantially all of the assets or Capital Securities of any Person (or any division thereof), except for inter-company mergers and consolidations not involving the Borrower and its Subsidiaries and acquisitions in an aggregate amount not to exceed $5,000,000.

         SECTION 7.2.8. Permitted Dispositions. None of the Obligors will, or will permit their Subsidiaries to, Dispose of all or any substantial portion of its assets to any Person in one transaction or series of transactions unless such Disposition is in the ordinary course of business.

         SECTION 7.2.9. Modification of Certain Agreements. None of the Obligors will, or will permit their Subsidiaries to, consent to any amendment, supplement, waiver, termination or other modification of, or enter into any forbearance from exercising any rights with respect to the terms or provisions contained in, or applicable to,

                  (a) its Organic Documents (other than immaterial amendments thereto with the consent of the Administrative Agent); or

                  (b) any Material Contract, other than (i) loan agreements, notes, bonds, deeds of trust, mortgages and related documents pertaining to loans made or bonds purchased by any Obligor or any Subsidiary in the ordinary course of the Obligors' and their Subsidiaries' real estate lending business or (ii) agreements pertaining to Permitted Indebtedness; or

                  (c) the TC Corp Note.

         SECTION 7.2.10. Transactions with Affiliates. None of the Obligors will, or will permit their Subsidiaries to, enter into or cause or permit to exist any arrangement, transaction or contract (including for the purchase, lease or exchange of property or the rendering of services) with any of its other Affiliates, unless such arrangement, transaction or contract (a) is on fair and reasonable terms no less favorable to such Obligor than it could obtain in an arm's-length transaction with a Person that is not an Affiliate and (b) is of the kind which would be entered into by a prudent Person in the position of such Obligor with a Person that is not one of its Affiliates.

         SECTION 7.2.11. Restrictive Agreements, Etc. No Obligor will, or will permit its Subsidiaries to, enter into or suffer to exist any agreement prohibiting

                  (a) the creation or assumption of any Lien upon the properties, revenues or assets of TC Corp and its Subsidiaries, whether now owned or hereafter acquired; or

                  (b) the ability of any Obligor to amend or otherwise modify any Loan Document; or

                  (c) the ability of any Obligor to make any payments on any or all of the Obligations, whether directly or pursuant to the Guaranty.

The foregoing prohibitions shall not apply to restrictions contained in any Loan Document.

         SECTION 7.2.12. Changes to Fiscal Year; Accounting Method, Etc. None of the Obligors will, or will permit any of its Subsidiaries to, change (a) its Fiscal Year, or (b) its method of accounting as set forth in Section 1.4.

         SECTION 7.2.13. Changes in Auditor. None of the Obligors will, or will permit any of its Subsidiaries to, change its external auditor.

         SECTION 7.3. Financial Covenants. The Borrower covenants and agrees with each Lender and the Administrative Agent that until the Termination Date has occurred, the Borrower will perform or cause to be performed the obligations set forth below.

         SECTION 7.3.1. Consolidated Leverage Ratio. The Borrower will not permit the Consolidated Leverage Ratio determined as of the last day of any fiscal quarter of The Borrower and annually to exceed 75%.

         SECTION 7.3.2. Consolidated Fixed Charge Coverage Ratio. The Borrower will not permit the Consolidated Fixed Charge Coverage Ratio during any period of four consecutive fiscal quarters, determined as of the last day of each fiscal quarter for such period, to be less than 1.35:1.00.

         SECTION 7.3.3. Minimum Consolidated Tangible Net Worth. The Borrower will not permit the Consolidated Tangible Net Worth to be less than the sum of
(a) $400,000,000 and (b) an amount equal to 50% of the net proceeds generated by any and all issues of equity by the Borrower since March 31, 2003.

         SECTION 7.3.4. Minimum Unpledged Cash. The Borrower and its Subsidiaries will maintain at all times unrestricted and unpledged cash and Cash Equivalent Investments in a minimum amount of $10,000,000 determined as at the end of each fiscal quarter and annually.

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                                  ARTICLE VIII
                                EVENTS OF DEFAULT

         SECTION 8.1. Listing of Events of Default. Each of the following events or occurrences described in this Article shall constitute an "Event of Default".

         SECTION 8.1.1. Non-Payment of Obligations. The Borrower shall default in the payment or prepayment when due of

                  (a) any principal on any Term Loan; or

                  (b) any interest on any Term Loan, any fee described in
         Article III or any other monetary Obligation, and such default shall continue unremedied for a period of five Business Days after such amount was due.

         SECTION 8.1.2. Breach of Warranty. Any representation or warranty of the Borrower, any Guarantor, or any other Obligor made or deemed to be made in any Loan Document (including any certificates delivered pursuant to Article V) is or shall be incorrect when made or deemed to have been made in any material respect.

         SECTION 8.1.3. Non-Performance of Negative Covenants and Financial Covenants. The Borrower or any other Obligor shall default in (a) the due performance or observance of any covenants under Sections 7.2 and 7.3 and any such default shall continue unremedied for a period of 15 days after the Borrower or such other Obligor shall have knowledge thereof or after notice thereof shall have been given to the Borrower by the Administrative Agent or (b) the due performance or observance of any covenants under Section 7.1.6, 7.1.7, 7.1.16, 7.1.17 or 7.1.18.

         SECTION 8.1.4. Non-Performance of Other Covenants and Obligations. The Borrower or any other Obligor shall default in the due performance or observance of any other covenants under the Loan Documents and any such default shall continue unremedied for a period of 30 days after the Borrower or such other Obligor shall have knowledge thereof or after notice thereof shall have been given to the Borrower by the Administrative Agent.

         SECTION 8.1.5. Default on Other Indebtedness. Any Obligor or any of its Subsidiaries shall fail to pay any principal of, premium or interest on or any other amount payable in respect of any Indebtedness of such Obligor or such Subsidiary (as the case may be) that is outstanding in a principal amount of at least $10,000,000 either individually or in the aggregate for all such Obligors and Subsidiaries (including, without limitation, Indebtedness in respect of warehouse facilities, lines of credit and notes payable with Midland Trust and Midland REIT and other financial institutions but excluding Indebtedness under any Non-Recourse Debt), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness or otherwise to cause, or to permit the holder thereof to cause, such Indebtedness to mature; or any such Indebtedness shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case prior to the stated maturity thereof.

         SECTION 8.1.6. Judgments. Any judgment or order for the payment of money individually or in the aggregate in excess of $10,000,000 (exclusive of any amounts fully covered by insurance (less any applicable deductible) and as to which the insurer has acknowledged its responsibility to cover such judgment or order) shall be rendered against the Borrower, any Guarantor or any other Obligor and such judgment shall not have been vacated or discharged or stayed or bonded pending appeal within 30 days after the entry thereof or enforcement proceedings shall have been commenced by any creditor upon such judgment or order.

         SECTION 8.1.7. Pension Plans. Any of the following events shall occur with respect to any Pension Plan

                  (a) the institution of any steps by the Borrower, any member of its Controlled Group or any other Person to terminate a Pension Plan if, as a result of such termination, the Borrower or any such member could be required to make a contribution to such Pension Plan, or could reasonably expect to incur a liability or obligation to such Pension Plan, in excess of US$1,000,000; or

                  (b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA;

in each case, if such event is reasonably likely to have a Material Adverse Effect.

         SECTION 8.1.8. Change of Control. Any Change of Control shall occur.

         SECTION 8.1.9. Bankruptcy, Insolvency, Etc. The Borrower, any Guarantor or any other Obligor shall

                  (a) become insolvent or generally fail to pay, or admit in writing its inability or unwillingness generally to pay, debts as they become due;

                  (b) apply for, consent to, or acquiesce in the appointment of a trustee, receiver, sequestrator or other custodian for any substantial part of the property of any thereof, or make a general assignment for the benefit of creditors;

                  (c) in the absence of such application, consent or acquiesce in or permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 30 days; provided that the Borrower, each Subsidiary and each other Obligor hereby expressly authorizes each Secured Party to appear in any court conducting any relevant proceeding during such 30-day period to preserve, protect and defend their rights under the Loan Documents;

                  (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law or any dissolution, winding up or liquidation proceeding, in respect thereof, and, if any such case or proceeding shall be consented to or acquiesced in by the Borrower, such Subsidiary or such Obligor, as the case may be, or shall result in the entry of an order for relief or shall remain for 30 days undismissed; provided that the Borrower, each Subsidiary and each Obligor hereby expressly authorizes each Secured Party to appear in any court conducting any such case or proceeding during such 30-day period to preserve, protect and defend its rights under the Loan Documents; or

         (e) take any action authorizing, or in furtherance of, any of the foregoing.

         SECTION 8.1.10. Impairment of Security, Etc. Any Loan Document or any Lien granted thereunder shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any Obligor party thereto; any Obligor or any other party shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability; or, except as permitted under any Loan Document, any Lien securing any Obligation shall, in whole or in part, cease to be a perfected first priority Lien.

         SECTION 8.1.11. Loss of Material Governmental Authorizations. Any governmental authorization, permit or license of the Borrower or any other Obligor shall be terminated or otherwise cancelled and such termination or cancellation is reasonably likely to have a Material Adverse Effect.

         SECTION 8.1.12. Reorganization, Etc. The Borrower or any of its Subsidiaries shall have reorganized their structure or entity form, it being understood that the converting from a limited liability company to a partnership or vice versa shall not constitute a change of entity form hereunder.

         SECTION 8.1.13. MuniMae Status. MuniMae shall fail to maintain the listing of its Capital Securities on a nationally recognized stock exchange.

         SECTION 8.1.14. Tax-Exempt Asset Securitization Market. There shall have occurred any change, event or condition in the tax-exempt asset securitization market that has or is reasonably likely to have any Material Adverse Effect on MuniMae's existing securitization programs.

         SECTION 8.1.15. Low Income Housing Tax Credit. There shall have occurred any change, event or condition in any currently effective or proposed legislation with respect to Low Income Housing Tax Credit under Section 42 of the Code that has or is reasonably likely to have any Material Adverse Effect.

         SECTION 8.2. Action if Bankruptcy. If any Event of Default described in clauses (a) through (d) of Section 8.1.9 with respect to the Borrower shall occur, the outstanding principal amount of all outstanding Term Loans and all other Obligations shall automatically be and become immediately due and payable, without notice or demand to any Person.

         SECTION 8.3. Action if Other Event of Default. If any Event of Default (other than any Event of Default described in clauses (a) through (d) of Section
8.1.9 with respect to the Borrower) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Administrative Agent, upon the direction of the Required Lenders, shall by notice to the Borrower declare all or any portion of the outstanding principal amount of the Term Loans and other Obligations to be due and payable, whereupon the full unpaid amount of such Term Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment.

         SECTION 8.4. Securitization Prepayments. It shall not be an Event of Default if the Borrower, any Guarantor or any of their Subsidiaries shall be required to repay, redeem or repurchase any portion of any securitization unless the reason for such repayment, redemption or repurchase is (a) an Event of Default has occurred with respect to such securitization which is not cured within any applicable grace period, or (b) the early and involuntary termination of the related securitization trust; provided, however, that clause (b) shall not apply to any securitization trust that contains only one asset.

                                   ARTICLE IX
                                    GUARANTY

         SECTION 9.1. Guaranty; Limitation of Liability. Each Guarantor, jointly and severally, hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all Obligations of each other Obligor now or hereafter existing under or in respect of the Loan Documents (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise, and including all such amounts which would become due but for the operation of the automatic stay and related provisions of Bankruptcy Law (such Obligations being the "Guaranteed Obligations"), and agrees to pay any and all expenses (including, without limitation, fees and expenses of counsel) incurred by the Administrative Agent or any other Secured Party in enforcing any rights under this Guaranty or any other Loan Document. Without limiting the generality of the foregoing, each Guarantor's liability shall extend to all amounts that constitute part of the Guaranteed Obligations that would be owed by any other Obligor to any Secured Party under or in respect of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Obligor.

         Each Guarantor, and by its acceptance of the Guaranty, the Administrative Agent and each other Secured Party, hereby confirms that it is the intention of all such Persons that the Guaranty and the Obligations of each Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty and the Obligations of each Guarantor hereunder. To effectuate the foregoing intention, the Administrative Agent, the other Secured Parties and the Guarantors hereby irrevocably agree that the Obligations of each Guarantor under this Guaranty at any time shall be limited to the maximum amount as will result in the Obligations of such Guarantor under the Guaranty not constituting a fraudulent transfer or conveyance.

         Each Guarantor hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Secured Party under the Guaranty or any other guaranty, such Guarantor will contribute, to the maximum extent permitted by law, such amounts to each other Guarantor and each other guarantor so as to maximize the aggregate amount paid to the Secured Parties under or in respect of the Loan Documents.

         SECTION 9.2. Guaranty Absolute. (a) Each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Secured Party with respect thereto. The Obligations of each Guarantor under or in respect of the Guaranty are independent of the Guaranteed Obligations or any other Obligations of any other

Obligor under or in respect of the Loan Documents, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce the Guaranty, irrespective of whether any action is brought against the Borrower or any other Obligor or whether the Borrower or any other Obligor is joined in any such action or actions. The liability of each Guarantor under the Guaranty shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:

                  (i) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

                  (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other Obligations of any other Obligor under or in respect of the Loan Documents, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Obligor or any of its Subsidiaries or otherwise;

                  (iii) any taking, exchange, release or non-perfection of any Collateral or any other collateral, or any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of the Guaranteed Obligations;

                  (iv) any manner of application of Collateral or any other collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of the Guaranteed Obligations or any other Obligations of any Obligor under the Loan Documents or any other assets of any Obligor or any of its Subsidiaries;

                  (v) any change, restructuring or termination of the corporate structure or existence of any Obligor or any of its Subsidiaries;

                  (vi) any failure of any Secured Party to disclose to any Obligor any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Obligor now or hereafter known to such Secured Party (each Guarantor waiving any duty on the part of the Secured Parties to disclose such information);

                  (vii) the failure of any other Person to execute or deliver the Guaranty, any Guaranty Supplement or any other guaranty or agreement or the release or reduction of liability of any Guarantor or other guarantor or surety with respect to the Guaranteed Obligations; or

                  (viii) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by any Secured Party that might otherwise constitute a defense available to, or a discharge of, any Obligor or any other guarantor or surety.

         (b) The Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any Secured Party or any other Person upon the insolvency, bankruptcy or reorganization of the Borrower or any other Obligor or otherwise, all as though such payment had not been made.

         SECTION 9.3. Waivers and Acknowledgments. (a) Each Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and the Guaranty and any requirement that any Secured Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Obligor or any other Person or any Collateral.

         (b) Each Guarantor hereby unconditionally and irrevocably waives any right to revoke the Guaranty and acknowledges that the Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

         (c) Each Guarantor hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by any Secured Party that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of such Guarantor or other rights of such Guarantor to proceed against any of the other Obligors, any other guarantor or any other Person or any Collateral and (ii) any defense based on any right of set-off or counterclaim against or in respect of the Obligations of such Guarantor hereunder.

         (d) Each Guarantor acknowledges that the Collateral Agent may, without notice to or demand upon such Guarantor and without affecting the liability of such Guarantor under the Guaranty, foreclose under any mortgage by nonjudicial sale, and each Guarantor hereby waives any defense to the recovery by the Collateral Agent and the other Secured Parties against such Guarantor of any deficiency after such nonjudicial sale and any defense or benefits that may be afforded by applicable law.

         (e) Each Guarantor hereby unconditionally and irrevocably waives any duty on the part of any Secured Party to disclose to such Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Obligor or any of its Subsidiaries now or hereafter known by such Secured Party.

         (f) Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waivers set forth in Section 9.2 and this Section 9.3 are knowingly made in contemplation of such benefits.

         SECTION 9.4. Subrogation. Each Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against the Borrower, any other Obligor or any other insider guarantor that arise from the existence, payment, performance or enforcement of such Guarantor's Obligations under or in respect of the Guaranty or any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Secured Party against the Borrower, any other Obligor or any other insider guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower, any other Obligor or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash, Rate Protection Agreements shall have expired or been terminated and the Commitments shall have expired or been terminated. If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the latest of (a) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty,

(b) the Termination Date and (c) the latest date of expiration or termination of all Rate Protection Agreements with any Secured Parties, such amount shall be received and held in trust for the benefit of the Secured Parties, shall be segregated from other property and funds of such Guarantor and shall forthwith be paid or delivered to the Administrative Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Loan Documents, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising. If (i) any Guarantor shall make payment to any Secured Party of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash, (iii) the Termination Date shall have occurred and (iv) all Rate Protection Agreements with any Secured Parties shall have expired or been terminated, the Secured Parties will, at such Guarantor's request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment made by such Guarantor pursuant to the Guaranty.

         SECTION 9.5. Guaranty Supplements. Upon the execution and delivery by any Person of a guaranty supplement in substantially the form of Exhibit J hereto (each, a "Guaranty Supplement"), (a) such Person shall be referred to as an "Additional Guarantor" and shall become and be a Guarantor hereunder, and each reference in this Guaranty to a "Guarantor" shall also mean and be a reference to such Additional Guarantor, and (b) each reference herein to "the Guaranty", "hereunder", "hereof" or words of like import referring to this Guaranty, and each reference in any other Loan Document to the "Guaranty", "thereunder", "thereof" or words of like import referring to this Guaranty, shall mean and be a reference to this Guaranty as supplemented by such Guaranty Supplement.

         SECTION 9.6. Subordination. Except with respect to the TC Corp Note, each Guarantor hereby subordinates any and all debts, liabilities and other Obligations owed to such Guarantor by each other Obligor (the "Subordinated Obligations") to the Guaranteed Obligations to the extent and in the manner hereinafter set forth in this Section 9.6:

                  (a) Prohibited Payments, Etc. Except during the continuance of a Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Obligor), each Guarantor may receive payments from any other Obligor on account of the Subordinated Obligations in accordance with the terms thereof. After the occurrence and during the continuance of any Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Obligor), however, unless the Required Lenders otherwise agree, no Guarantor shall demand, accept or take any action to collect any payment on account of the Subordinated Obligations.

                  (b) Prior Payment of Guaranteed Obligations. In any proceeding under any Bankruptcy Law relating to any other Obligor, each Guarantor agrees that the Secured Parties shall be entitled to receive payment in full in cash of all Guaranteed Obligations (including all interest and expenses accruing after the commencement of a proceeding under any Bankruptcy Law, whether or not constituting an allowed claim in such proceeding ("Post Petition Interest")) before such Guarantor receives payment of any Subordinated Obligations.

                  (c) Turn-Over. After the occurrence and during the continuance of any Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Obligor), each Guarantor shall, if the Administrative Agent so requests, collect, enforce and receive payments on account of the Subordinated Obligations as trustee for the Secured Parties and deliver such payments to the Administrative Agent on account of the Guaranteed Obligations (including all Post Petition Interest), together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of such Guarantor under the other provisions of this Guaranty, except to the extent of such payment (subject to Section 9.2(b)).

                  (d) Administrative Agent Authorization. After the occurrence and during the continuance of any Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Obligor), the Administrative Agent is authorized and empowered (but without any obligation to so do), in its discretion, (i) in the name of each Guarantor, to collect and enforce, and to submit claims in respect of, Subordinated Obligations and to apply any amounts received thereon to the Guaranteed Obligations (including any and all Post Petition Interest), and (ii) to require each Guarantor (A) to collect and enforce, and to submit claims in respect of, Subordinated Obligations and (B) to pay any amounts received on such obligations to the Administrative Agent for application to the Guaranteed Obligations (including any and all Post Petition Interest).

         SECTION 9.7. Continuing Guaranty; Assignments. The Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the latest of (i) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty, (ii) the Termination Date and (iii) the latest date of expiration or termination of all Rate Protection Agreements with Secured Parties, (b) be binding upon the Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Secured Parties and their successors, transferees and assigns. Without limiting the generality of clause (c) of the immediately preceding sentence, any Secured Party may assign or otherwise transfer all or any portion of its rights and obligations under this Agreement (including, without limitation, all or any portion of its Term Loan Commitments, the Term Loans owing to it and the Term Note or Term Notes held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party herein or otherwise, in each case as and to the extent provided in
Section 11.10. No Guarantor shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Secured Parties.

                                    ARTICLE X
                         THE ADMINISTRATIVE AGENT, ETC.

         SECTION 10.1. Actions. Each Lender hereby appoints Royal Bank as its Administrative Agent under and for purposes of each Loan Document. Each Lender authorizes the Administrative Agent to act on behalf of such Lender under each Loan Document and, in the absence of other written instructions from the Required Lenders received from time to time by the Administrative Agent (with respect to which the Administrative Agent agrees that it will comply, except as otherwise provided in this Section or as otherwise advised by counsel in order to avoid contravention of applicable law), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof, together with such powers as may be incidental thereto. Each Lender hereby indemnifies (which indemnity shall survive any termination of this Agreement) the Administrative Agent, pro rata according to such Lender's proportionate Term Percentage, from and against any and all liabilities, obligations, losses, damages, claims, costs or expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against, the Administrative Agent in any way relating to or arising out of any Loan Document (including attorneys' fees), and as to which the

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Administrative Agent is not reimbursed by the Borrower; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, claims, costs or expenses which are determined by a court of competent jurisdiction in a final proceeding to have resulted from the Administrative Agent's gross negligence or willful misconduct. The Administrative Agent shall not be required to take any action under any Loan Document, or to prosecute or defend any suit in respect of any Loan Document, unless it is indemnified hereunder to its satisfaction. If any indemnity in favor of the Administrative Agent shall be or become, in the Administrative Agent's determination, inadequate, the Administrative Agent may call for additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given.

         SECTION 10.2. Exculpation. None of the Administrative Agent or any of its directors, officers, employees or agents shall be liable to any Secured Party for any action taken or omitted to be taken by it under any Loan Document, or in connection therewith, except for its own willful misconduct or gross negligence, nor responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity or due execution of any Loan Document, nor for the creation, perfection or priority of any Liens purported to be created by any of the Loan Documents, or the validity, genuineness, enforceability, existence, value or sufficiency of any collateral security, nor to make any inquiry respecting the performance by any Obligor of its Obligations. Any such inquiry which may be made by the Administrative Agent shall not obligate it to make any further inquiry or to take any action. The Administrative Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which the Administrative Agent believes to be genuine and to have been presented by a proper Person. None of the Administrative Agent or any of its directors, officers, employees or agents shall be responsible for or have any duty to ascertain, inquire into or verify (a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder (other than a statement, warranty or representation made by the Administrative Agent in writing), (b) the performance or observance of any of the covenants or agreements of any Obligor under the Loan Document, including, without limitation, any agreement by an Obligor to furnish information directly to each Lender, (c) the satisfaction of any condition specified in Article V, expect receipt of items required to be delivered solely to the Administrative Agent,
(d) the existence or possible existence of any Default or Event of Default, or
(e) the financial condition of any Obligor. Any such inquiry which may be made by the Administrative Agent shall not obligate it to make any further inquiry or to take any action. The Administrative Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which the Administrative Agent believes to be genuine and to have been presented by a proper Person.

         SECTION 10.3. Successor. The Administrative Agent may resign as such at any time upon at least 30 days' prior notice to the Borrower and all Lenders. If the Administrative Agent at any time shall resign, the Required Lenders may appoint another Lender as a successor Administrative Agent which shall thereupon become the Administrative Agent hereunder. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be one of the Lenders or a commercial banking institution organized under the laws of the United States (or any State thereof) or Canada or a province thereof or a United States or Canadian branch or agency of a commercial banking institution, and having a combined capital and surplus of at least US $250,000,000 or its equivalent in Dollars; provided, however, that, if such retiring Administrative Agent is unable to find a commercial banking institution which is willing to accept such appointment and which meets the qualifications set forth above, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall assume and perform all of the duties of the

Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor as provided for above. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall be entitled to receive from the retiring Administrative Agent such documents of transfer and assignment as such successor Administrative Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents. After any retiring Administrative Agent's resignation hereunder as the Administrative Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under the Loan Documents, and Section 11.3 and Section 11.4 shall continue to inure to its benefit.

         SECTION 10.4. Term Loans by Royal Bank. Royal Bank shall have the same rights and powers with respect to (a) the Term Loans made by it or any of its Affiliates, and (b) the Term Notes held by it or any of its Affiliates as any other Lender and may exercise the same as if it were not the Administrative Agent. Royal Bank and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or Affiliate of the Borrower as if Royal Bank were not the Administrative Agent hereunder.

         SECTION 10.5. Credit Decisions. Each Lender acknowledges that it has, independently of the Administrative Agent and each other Lender, and based on such Lender's review of the financial information of the Borrower, the Loan Documents (the terms and provisions of which being satisfactory to such Lender) and such other documents, information and investigations as such Lender has deemed appropriate, made its own credit decision to extend its Term Loan Commitments and Term Loans. Each Lender also acknowledges that it will, independently of the Administrative Agent and each other Lender, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under the Loan Documents.

         SECTION 10.6. Copies, Etc. The Administrative Agent shall give prompt notice to each Lender of each notice or request required to be given to the Administrative Agent by the Borrower pursuant to the terms of the Loan Documents (unless concurrently delivered to the Lenders by the Borrower). The Administrative Agent will distribute to each Lender each document or instrument received (and copies of all other communications received), in each case from the Borrower for distribution to the Lenders by the Administrative Agent in accordance with the terms of the Loan Documents.

         SECTION 10.7. Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telecopy, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent. As to any matters not expressly provided for by the Loan Documents, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, thereunder in accordance with instructions given by the Required Lenders or all of the Lenders as is required in such circumstance, and such instructions of such Lenders and any action taken or failure to act pursuant thereto shall be binding on all Secured Parties.

         SECTION 10.8. Defaults. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default unless the Administrative Agent has received a written notice from a Lender or the Borrower specifying such Default and stating that such notice is a "Notice of Default". In

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the event that the Administrative Agent receives such a notice of the occurrence of a Default, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall (subject to Section 11.1) take such action with respect to such Default as shall be directed by the Required Lenders; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Secured Parties except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Required Lenders or all Lenders.

                                   ARTICLE XI
                            MISCELLANEOUS PROVISIONS

         SECTION 11.1. Waivers, Amendments, Etc. The provisions of each Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrower and the Required Lenders; provided, however, that no such amendment, modification or waiver shall:

                  (a) modify this Section without the consent of all Lenders;

                  (b) increase the aggregate amount of the Term Loans required to be made by a Lender pursuant to its Term Loan Commitment, extend the final Term Loan Commitment Termination Date of the Term Loans made (or participated in) by a Lender or extend the final Maturity Date for any Lender's Loan, in each case without the consent of such Lender (it being agreed, however, that any vote to rescind any acceleration made pursuant to Section 8.2 and Section 8.3 of amounts owing with respect to the Term Loans and other Obligations shall only require the vote of the Required Lenders);

                  (c) reduce the principal amount of or rate of interest on any Lender's Loan, reduce any fees described in Article III payable to any Lender or extend the date on which interest or fees are payable in respect of such Lender's Term Loans, in each case without the consent of such Lender directly affected thereby;

                  (d) reduce the percentage set forth in the definition of "Required Lenders" or modify any requirement hereunder that any particular action be taken by all Lenders without the consent of all Lenders;

                  (e) except as otherwise expressly provided in a Loan Document (including as to permitted Dispositions under Section 7.2.8), release
         (i) the Borrower from its Obligations under the Loan Documents or any Guarantor from its obligations under any Guaranty or (ii) all or substantially all of the collateral under the Loan Documents, in each case without the consent of all Lenders; or

                  (f) affect adversely the interests, rights or obligations of the Administrative Agent (in its capacity as the Administrative Agent), unless consented to by the Administrative Agent.

No failure or delay on the part of any Secured Party in exercising any power or right under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice

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to or demand on any Obligor in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by any Secured Party under any Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder. All remedies shall be cumulative, and not exclusive of any and all other remedies, whether provided pursuant to the Loan Documents or at law or otherwise.

         SECTION 11.2. Notices; Time. All notices and other communications provided under each Loan Document shall be in writing or by facsimile and addressed, delivered or transmitted, if to the Borrower or the Administrative Agent, at its address or facsimile number set forth below its signature in this Agreement, and if to a Lender to the applicable Person at its address or facsimile number set forth on Schedule II hereto or set forth in the Lender Assignment Agreement, or at such other address or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when the confirmation of transmission thereof is received by the transmitter. The parties hereto agree that delivery of an executed counterpart of a signature page to this Agreement and each other Loan Document by facsimile shall be effective as delivery of an original executed counterpart of this Agreement or such other Loan Document. Unless otherwise indicated, all references to the time of a day in a Loan Document shall refer to New York City time.

         SECTION 11.3. Payment of Costs and Expenses. The Borrower agrees to pay on demand all expenses of the Administrative Agent (including the reasonable fees, out-of-pocket expenses and other charges of Shearman & Sterling, United States counsel to the Administrative Agent and any other local counsel, if any, who may be retained by or on behalf of the Administrative Agent) in connection with

                  (a) the negotiation, preparation, execution, delivery and ongoing administration (including analyzing and/or providing legal advice) of each Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to any Loan Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby or thereby are consummated;

                  (b) the filing, recording, refiling and rerecording of any Loan Document (including the Filing Statements) and all amendments, supplements, amendment and restatements and other modifications to any thereof, searches made following the Closing Date in jurisdictions where Filing Statements (or other documents evidencing Liens in favor of the Secured Parties) have been recorded and any and all other documents or instruments of further assurance required to be filed or recorded by the terms of any Loan Document;

                  (c) the preparation and review of the form of any document or instrument relevant to any Loan Document and legal advice in connection therewith; and

                  (d) the syndication of the Term Loans.

The Borrower further agrees to pay, and to save each Secured Party harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of each Loan Document, the making of the Term Loans or the issuance of the Term Notes. The Borrower also agrees to reimburse each Secured Party upon demand for all reasonable out-of-pocket expenses (including reasonable attorneys' fees and legal expenses of counsel to each of them) in connection with (x) the

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negotiation of any restructuring or "work-out" with the Borrower, whether or not consummated, of any Obligations and (y) the enforcement of any Obligations.

         SECTION 11.4. Indemnification. In consideration of the execution and delivery of this Agreement and the financing arrangements contemplated hereby, the Borrower hereby indemnifies, exonerates and holds each Secured Party and each of their respective officers, directors, employees and agents (collectively, the "Indemnified Parties") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements, whether incurred in connection with actions between or among the parties hereto or the parties hereto and third parties (collectively, the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to

                  (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Term Loans, including all Indemnified Liabilities arising in connection with the Acquisition;

                  (b) the entering into and performance of any Loan Document by any of the Indemnified Parties (including any action brought by or on behalf of the Borrower as the result of any determination by the Required Lenders pursuant to Article V not to fund the Term Loans, provided that any such action is resolved in favor of such Indemnified Party);

                  (c) any investigation, litigation or proceeding related to any acquisition or proposed acquisition by any Obligor or any Subsidiary thereof of all or any portion of the Capital Securities or assets of any Person, whether or not an Indemnified Party is party thereto;

                  (d) any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the Release by any Obligor or any Subsidiary thereof of any Hazardous Material;

                  (e) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any real property owned or operated by any Obligor or any Subsidiary thereof of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, such Obligor or Subsidiary; or

                  (f) each Lender's Environmental Liability (the indemnification herein shall survive repayment of the Obligations and any transfer of the property of any Obligor or its Subsidiaries by foreclosure or by a deed in lieu of foreclosure for any Lender's Environmental Liability, regardless of whether caused by, or within the control of, such Obligor or such Subsidiary);

except for Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or willful misconduct. The Borrower and its successors and assigns hereby waive, release and agree not to make any claim or bring any cost recovery action against, any Indemnified Party under CERCLA or any state equivalent, or any similar law now existing or hereafter enacted. It is expressly understood and agreed that to the extent that any Indemnified Party is strictly liable under any Environmental Laws, each Obligor's obligation to such Indemnified Party under this indemnity shall likewise be without regard to fault on the part of any Obligor with respect to the violation or condition which results in liability of an Indemnified Party. If and to the extent that the foregoing undertaking may be unenforceable for any reason, each Obligor agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

         SECTION 11.5. Survival. The obligations of the Borrower under Sections 4.3, 4.4, 4.5, 4.6, 11.3 and 11.4, and the obligations of the Lenders under
Section 10.1 shall in each case survive any assignment from one Lender to another (in the case of Sections 11.3 and 11.4) and the occurrence of the Termination Date. The representations and warranties made by each Obligor in each Loan Document shall survive the execution and delivery of such Loan Document, and the obligations under paragraphs 4, 5, 6 and 7 of the Commitment Letter dated May 14, 2003 between the Administrative Agent and the Borrower shall survive the execution and delivery hereof.

         SECTION 11.6. Severability. Any provision of any Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

         SECTION 11.7. Headings. The various headings of each Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of such Loan Document or any provisions thereof.

         SECTION 11.8. Execution in Counterparts, Effectiveness, Etc. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective when counterparts hereof executed on behalf of the Borrower, the Administrative Agent and each Lender (or notice thereof satisfactory to the Administrative Agent), shall have been received by the Administrative Agent.

         SECTION 11.9. Governing Law; Entire Agreement. EACH LOAN DOCUMENT (EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN A LOAN DOCUMENT) WILL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK). Except as set forth in Section 3.3 and Section 11.5, the Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter thereof and supersede any prior agreements, written or oral, with respect thereto.

         SECTION 11.10. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except
(i) to an Eligible Assignee in accordance with the provisions of clause (b) of this Section, (ii) by way of participation in accordance with the provisions of clause (c) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of clause (e) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in clause (c) of this Section and, to the extent

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

expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

         (b) Any Lender may at any time assign to one or more Eligible Assignees (each Person described in this clause as being the Person to whom such assignment and delegation is to be made, being hereinafter referred to as an "Assignee Lender") all or a portion of its rights and obligations under this Agreement (including all or a portion of the Term Loans at the time owing to it); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Term Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Affiliated Fund Lender with respect to a Lender, the aggregate amount the principal outstanding balance of the Term Loan of the assigning Lender subject to each such assignment (determined as of the date the Lender Assignment Agreement with respect to such assignment is delivered to the Administrative Agent or, if a "Trade Date" is specified in the Lender Assignment Agreement, as of the Trade Date) shall not be less than $5,000,000 and an integral multiple of $1,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Term Loan assigned; (iii) the parties to each assignment shall execute and deliver to the Administrative Agent a Lender Assignment Agreement, together with a processing and recordation fee of $3,500, and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and (iv) the Internal Revenue Service Forms or other statements contemplated or required to be delivered pursuant to Section 4.6, if applicable, shall have been delivered to the Borrower and the Administrative Agent by such assignor Lender and such Assignee Lender. Subject to acceptance and recording thereof by the Administrative Agent pursuant to clause (c) of this Section, from and after the effective date specified in each Lender Assignment Agreement, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Lender Assignment Agreement, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Lender Assignment Agreement, be released from its obligations under this Agreement (and, in the case of a Lender Assignment Agreement covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 4.3, 4.4, 4.5, 4.6, 11.3 and 11.4 with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this clause shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (c) of this Section.

         (c) Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower's Affiliates or Subsidiaries) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of the Term Loans owing to it); provided that (i) such participation shall not become effective until such Participant shall have executed and delivered to the Borrower and the Administrative Agent an Eligible Transferee Certificate, (ii) such Lender's obligations under this Agreement shall remain unchanged, (iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iv) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification

                                      -64-

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or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that affects such Participant. Subject to clause (d) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 4.3, 4.4, 4.5, 4.6, 11.3 and 11.4 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (b) to this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of
Section 4.9 as though it were a Lender, provided such Participant agrees to be subject to Section 4.8 as though it were a Lender.

         (d) A Participant shall not be entitled to receive any greater payment under Sections 4.5 and 4.6 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Non-U.S. Lender if it were a Lender shall not be entitled to the benefits of Section 4.6 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 4.6 as thought it were a Lender.

         (e) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

         SECTION 11.11. Other Transactions. Nothing contained herein shall preclude the Administrative Agent or any other Lender from engaging in any transaction, in addition to those contemplated by the Loan Documents, with the Borrower or any of its Affiliates in which the Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

         SECTION 11.12. Certain Collateral and Other Matters. The Administrative Agent is authorized on behalf of all the Lenders, without the necessity of any notice to or further consent from the Lenders, from time to time to take any action with respect to any collateral security or the Loan Documents which may be necessary to perfect and maintain perfected the security interest in and Liens upon the collateral security granted pursuant to the Loan Documents. In addition, the Lenders irrevocably authorize the Administrative Agent to release any security interest or Lien granted to or held by the Administrative Agent upon any real or personal collateral and satisfy of record any mortgage (in which case the Lenders hereby authorize the Administrative Agent to execute, and the Administrative Agent agrees, if requested by the Borrower in writing and at the Borrower's sole expense, to execute, reasonable releases (including UCC-3 termination statements or local equivalents thereof and satisfaction of the mortgages, as may be applicable) in connection with this Agreement) (i) on the Termination Date; (ii) constituting real and personal property sold or to be sold or disposed of as part of or in connection with any Disposition made in compliance with the terms of this Agreement; (iii) constituting property in which the Borrower owned no interest at the time the security interest and/or Lien was granted or at any time thereafter; (iv) constituting property leased to the Borrower under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by the Borrower to be, renewed or extended; (v) consisting of an instrument evidencing Indebtedness or other debt instrument, if the Indebtedness evidenced thereby has been paid in full; or (vi) if approved, authorized or ratified in writing by the Required Lenders or, if required by Section 11.1, each Lender. Upon request by the Administrative Agent at any time, each Lender will confirm in writing

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the Administrative Agent's authority to release particular types or items of collateral pursuant to this Section 11.12.

         SECTION 11.13. Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority; (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder; (f) subject to provisions substantially the same as those of this Section, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's professional advisor) to any credit derivative transaction relating to obligations of the Loan Parties; (g) with the consent of the Borrower; (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower or a party that has provided such information in violation of this Section 11.13; (i) to any state, Federal or foreign authority or examiner (including the National Association of Insurance Commissioners or any other similar organization) regulating any Lender; or (j) to any rating agency when required by it (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Information relating to the Loan Parties received by it from such Lender). In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and customary information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Administrative Agent and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Term Loan Commitments and the Loans. Furthermore, nothing herein shall prohibit the disclosure of nonpublic information to the extent necessary to enforce the Loan Documents. For the purposes of this Section, "Information" means all written information received from any Obligor relating to any Obligor or its business which has been designated as confidential, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by any Obligor. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Notwithstanding anything herein to the contrary, "Information" shall not include, and the Borrower, any Guarantor, the Administrative Agent and each Lender may disclose without limitation of any kind, any information with respect to, and any other written or oral understanding or agreement to which any of the parties hereto are bound with respect to confidentiality do not and have not applied since the commencement of discussions between the parties with respect to, the "tax treatment" and "tax structure" (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the Administrative Agent or such Lender relating to such tax treatment and tax structure; provided that (i) with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the Loans and transactions contemplated hereby and (ii) each party recognizes that the privilege each has to maintain, in its sole discretion, the confidentiality of a

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communication relating to the transactions contemplated by the Loan Documents, including a confidential communication with its attorney or a confidential communication with a federally authorized tax practitioner under Section 7525 of the Code, is not intended to be affected by the foregoing.

         SECTION 11.14. Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, ANY LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, THE LENDERS, ANY GUARANTOR OR THE BORROWER IN CONNECTION HEREWITH OR THEREWITH MAY BE BROUGHT AND MAINTAINED IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH OF EACH GUARANTOR AND THE BORROWER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK AT THE ADDRESS FOR NOTICES SPECIFIED IN SECTION 11.2. EACH OF EACH GUARANTOR AND THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY GRANTOR OR THE BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, IT HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THE LOAN DOCUMENTS.

         SECTION 11.15. Waiver of Jury Trial. THE ADMINISTRATIVE AGENT, EACH LENDER, EACH GUARANTOR AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, EACH LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, SUCH LENDER OR THE BORROWER IN CONNECTION THEREWITH. THE BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE ADMINISTRATIVE AGENT AND EACH LENDER ENTERING INTO THE LOAN DOCUMENTS.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                           MUNICIPAL MORTGAGE & EQUITY, LLC

                           By: /s/ Gary A. Mentesana
                               -----------------------------
                               Title: Senior Vice President
                           Address: 218 North Charles Street
                                    Suite 500
                                    Baltimore, MD 21201
                           Facsimile No.: (410) 727-5387
                           Telephone No.: (443) 263-2900
                           Attention: Gary A. Mentesana

                           with a copy to:
                           Gallagher Evelius & Jones LLP
                           218 Charles Street
                           Suite 400
                           Baltimore, MD 2120
                           Facsimile No.: (410) 837-3085
                           Telephone No.: (410) 727-7702
                           Attention: Stephen A. Goldberg, Esq.

                           MIDLAND FINANCIAL HOLDINGS, INC.

                           By:  /s/ Gary A. Mentesana
                                -----------------------------
                                Title: Vice President
                           Address: 218 North Charles Street

                                    Suite 500
                                    Baltimore, MD 21201
                           Facsimile No.: (410) 727-5387
                           Telephone No.: (443) 263-2900
                           Attention: Gary A. Mentesana

                           with a copy to:
                           Gallagher Evelius & Jones LLP
                           218 Charles Street
                           Suite 400
                           Baltimore, MD 2120
                           Facsimile No.: (410) 837-3085
                           Telephone No.: (410) 727-7702
                           Attention: Stephen A. Goldberg, Esq.

                           MUNIMAE TEI HOLDINGS, LLC

                           By: Municipal Mortgage & Equity, LLC, its member

                           By: /s/ Gary A. Mentesana
                               ------------------------------
                              Title: Senior Vice President
                           Address: 218 North Charles Street
                                    Suite 500
                                    Baltimore, MD 21201
                           Facsimile No.: (410) 727-5387
                           Telephone No.: (443) 263-2900
                           Attention: Gary A. Mentesana

                           with a copy to:
                           Gallagher Evelius & Jones LLP
                           218 Charles Street
                           Suite 400
                           Baltimore, MD 2120
                           Facsimile No.: (410) 837-3085
                           Telephone No.: (410) 727-7702
                           Attention: Stephen A. Goldberg, Esq.

                           MMA FINANCIAL, LLC

                           By: /s/ Gary A. Mentesana
                               ----------------------------
                                Title: Executive Vice President
                           Address: 218 North Charles Street
                                    Suite 500
                                    Baltimore, MD 21201
                           Facsimile No.: (410) 727-5387
                           Telephone No.: (443) 263-2900
                           Attention: Gary A. Mentesana

                           with a copy to:
                           Gallagher Evelius & Jones LLP
                           218 Charles Street
                           Suite 400
                           Baltimore, MD 2120
                           Facsimile No.: (410) 837-3085
                           Telephone No.: (410) 727-7702
                           Attention: Stephen A. Goldberg, Esq.

                           BFGLP, LLC

                           By: MMA Financial TC Corp, its member

                           By: /s/ Gary A. Mentesana
                              ------------------------------
                              Title: Vice President
                           Address: 101 Arch Street
                                    Boston, MA 02110
                           Facsimile No.: (617) 790-4400
                           Telephone No.: (617) 439-3911
                           Attention: Karen Edlund

                           BFG INVESTMENTS, LLC

                           By: MMA Financial TC Corp., its member

                           By: /s/ Gary A. Mentesana
                              ------------------------------
                              Title: Vice President
                           Address: 101 Arch Street
                                    Boston, MA 02110
                           Facsimile No.: (617) 790-4400
                           Telephone No.: (617) 439-3911
                           Attention: Karen Edlund

                           LEND LEASE BFRP, INC.

                           By: /s/ Gary A. Mentesana
                              -------------------------------
                               Title: Vice President
                           Address: 101 Arch Street
                                    Boston, MA 02110
                           Facsimile No.: (617) 790-4400
                           Telephone No.: (617) 439-3911
                           Attention: Karen Edlund

                           MMA FINANCIAL TC CORP.

                           By: /s/ Gary A. Mentesana
                               ------------------------------
                               Title: Vice President
                           Address: 218 North Charles Street
                                    Suite 500
                                    Baltimore, MD 21201
                           Facsimile No.: (410) 727-5387
                           Telephone No.: (443) 263-2900
                           Attention: Gary A. Mentesana

                           with a copy to:
                           Gallagher Evelius & Jones LLP
                           218 Charles Street
                           Suite 400
                           Baltimore, MD 2120
                           Facsimile No.: (410) 837-3085
                           Telephone No.: (410) 727-7702
                           Attention: Stephen A. Goldberg, Esq.

                           ROYAL BANK OF CANADA,
                           as the Administrative Agent

                           By: /s/ R.J.W. McFarlane
                               --------------------------------
                               Title: Vice President

                           Address: Royal Bank of Canada
                                    Royal Bank Plaza
                                    P.O. Box 50, 200 Bay Street
                                    12th Floor, South Tower
                                    Toronto, Ontario M5J 2W7

                           Facsimile No.: (416) 842-4023
                           Telephone No.: (416) 842-3901
                           Attention:     Gail Watkin - Manager, Agency

Lender:

                           ROYAL BANK OF CANADA

                           By: /s/ Gordon C. MacArthur
                               ---------------------------------------
                               Name: Gordon C. MacArthur
                               Title: Senior Manager

                           Notice Address, Domestic Lending
                           Office and LIBOR Lending Office:
                           One Liberty Plaza, 3rd Floor
                           165 Broadway
                           New York, NY 10006-1404
                           Attention: Manager, Loans Administration
                           Facsimile: (212) 428-2372

                           A copy of notices should also be faxed to:
                           Julita Tyszewicz
                           CTM Group
                           Facsimile: (416) 842-4020